Exhibit I-1

（English Language Translation）

This integration and joint share transfer involves securities of a Japanese company. The integration and joint share transfer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors are residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a

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[Translation for reference only]
ENGLISH TRANSLATION OF JAPANESE-LANGUAGE DOCUMENT
This is an English translation of the original Japanese-language document and is provided for convenience only. In all cases, the Japanese-language original shall prevail.

TSE Code　3715
June 18, 2014

To All Shareholders

President Takashi Araki
Dwango Co., Ltd.
4-12-15 Ginza, Chuo-ku, Tokyo

Notice of the Extraordinary General Meeting of Shareholders

Dear Shareholders,

Thank you very much for your continued support.

You are hereby advised of the convocation of the Extraordinary General Meeting of Shareholders of the Company, details of which are indicated below. We hope very much that you will be able to attend this Meeting.

If you are not able to attend the Meeting, you can exercise your voting rights using either of the methods listed below. Please review the attached reference materials and exercise your voting rights no later than 6:30 p.m. Japan Standard Time on July 2 (Wednesday), 2014.

To exercise voting rights in writing:

Please indicate your approval/disapproval for items listed on the enclosed voting card and mail the card to arrive by the deadline listed above.

To exercise voting rights via the internet:

Please enter your approval/disapproval for items listed on the voting website (http://www.web54.net) specified by the Company by the deadline listed above.

Details

1.	Date & Time	11:00 a.m. on July 3 (Thursday), 2014
2.	Place	COREDO Muromachi, 4th Floor, Nihonbashi Mitsui Hall 2-2-1 Nihonbashi-muromachi, Chuo-ku, Tokyo
3.	Purpose
Items to Be Resolved

Item 1	Approval of the Share Transfer Plan
Item 2	Partial Amendments to the Articles of Incorporation

4. Guidance on Methods for Exercise of Voting Rights

(1) Proceedings when voting rights are exercised multiple times via writing and the internet

When voting rights are exercised both in writing and via the internet, the rights exercised

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via the internet shall be treated as valid voting rights. When voting rights are exercised multiple times via the internet or when voting rights are duplicated via a computer or mobile phone, only the last received voting rights by the Company shall be treated as valid voting rights.

(2) Procedures for exercising voting rights via the internet

Please read the section entitled “Information on Exercising Voting Rights via the Internet” (p. 3) before exercising your voting rights via the internet.

～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～～
When attending the Meeting, please submit the enclosed voting card to reception at the place.

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Information on Exercising Voting Rights via the Internet

1.
 Access the website for exercising voting rights (http://www.web54.net). Enter the voting rights code and password listed on the enclosed voting card. Follow the instructions on the screen to register your approval/disapproval for each item.

2.
 Costs for using the website for exercising voting rights, such as connection fees payable to the providers and communication fees payable to telecommunication carriers, shall be borne by the shareholder.

If you have any questions on exercising voting rights via the internet, please contact the helpline listed below.

Sumitomo Mitsui Trust Bank, Limited Transfer Agent Web Support Dedicated Helpline TEL: 0120-652-031
(Hours: 9:00 a.m. to 9:00 p.m.)

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Reference Materials on the General Meeting of the Shareholders

Item 1: Approval of the Share Transfer Plan

1.	Reason for conducting share transfer

The Company is engaged in content distribution services for mobile devices, the development and sale of game software, the management of live events, and the operation of Niconico Douga, one of the largest video services in Japan, while pressing forward with business development in the next generation network entertainment field where "online" and the "real world" merge, supported by the uniqueness and distinctiveness of the Company's own content and by the creative culture generated from communication between users. Niconico Douga has grown into a platform with 39.36 million registered members and 2.23 million paid premium members as of the end of March 2014, and is continually engaged in the creation of the most unique services ever seen in this rapidly changing industry.

Carrying out business in fields such as publishing, video, publishing rights, and digital content, KADOKAWA CORPORATION ("KADOKAWA") has continued to strive towards the creation of intellectual property that will be popular around the world and the development of its business in Japan and overseas, using its superior content creation capabilities and brands. In October 2013 KADOKAWA acquired nine of its consolidated subsidiaries by absorption-type merger, whereby in addition to firmly establishing a strong foundation as an operational company, KADOKAWA is rising to the challenge of providing new services to users as a "mega content publisher" and digital content platform provider covering a diverse range of domains with intellectual property at its core.

 Expansion of high speed telecommunication networks such as LTE in recent years has created an environment in which it is possible to use large volumes of data even when outside the home or office, which has coincided with a rapid uptake of smartphones and tablets as well as further evolution and diversification of devices with telecommunication capabilities. In connection with these trends, new apps and services designed to meet diverse user needs continue to be developed, and the use of digital content has expanded such as through SNS (social networking services), video distribution services, and e-books.

It was in this business environment that the Company and KADOKAWA , in order to achieve sustained growth, entered a comprehensive business alliance in October 2010, and a capital alliance in May 2011, with the purpose of rapidly providing highly value added content and new services by partnering the Company's various services such as Niconico Douga and advanced network technology with the :\entertainment content of KADOKAWA such as books, comics, films, animation, information magazines, and games. Further, the two companies made the Company's subsidiary smiledge Co., Ltd. ("smiledge") a joint venture company in March 2013 in order to develop a new form of advertising services utilizing the respective resources of the two companies.

As a result of the foregoing, the business alliance between the two companies is progressing favorably, including the birth of businesses that contribute to the profits of both companies through collaboration.

The two companies have now come to the belief, after comprehensively considering their respective visions, management policies and the environment surrounding the two companies, that further enhancing the alliance relationship between the two companies would coincide with their respective business strategies and that effectively utilizing the respective resources of the two companies under common principles and strategies would be in line with the expectations of all of the companies' stakeholders, including users. Thus, the Company and KADOKAWA have decided to conduct an integration in a spirit of equality by establishing the Integrated Holding Company.

In order to achieve the Integration, the Company and KADOKAWA will jointly establish a wholly

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owning parent company with the method of the share transfer under Article 772 of the Companies Act ("the Share Transfer") and become its wholly owned subsidiary companies. We request the approval of a share transfer plan ("the Share Transfer Plan").

2.	Summary of the details of the share transfer plan

SHARE TRANSFER PLAN

Having agreed as of May 14, 2014 to conduct a share transfer by way of joint share transfer, Dwango Co., Ltd. ("Dwango") and Kadokawa Corporation ("Kadokawa") jointly prepare this share transfer plan (this "Plan") as follows.

Article 1	Share transfer

In accordance with the provisions of this Plan, Dwango and Kadokawa will conduct a share transfer (the "Share Transfer") in which, on the Date of the Formation (as defined in Article 7; the same hereafter) of the "wholly owning parent company established by share transfer" to be newly established by way of a joint share transfer (the "New Company"), all of the issued shares of Dwango and Kadokawa will be acquired by the New Company.

Article 2	Purposes, trade name, location of head office, and total number of authorized shares of the New Company, and other matters provided for in the Articles of Incorporation

1.	The purposes, trade name, location of head office, and total number of authorized shares of the New Company are as follows.

(1)	Purposes

The purposes of the New Company are as stated in Article 2 of Exhibit 1 ("Articles of Incorporation").

(2)	Trade name

The trade name of the New Company shall be "Kabushiki Kaisha Kadokawa-Dwango," and "Kadokawa Dwango Corporation" in English.

(3)	Location of head office

The location of the head office of the New Company shall be Chiyoda-ku, Tokyo, and the address of the head office shall be 2-13-3 Fujimi, Chiyoda-ku, Tokyo.

(4)	Total number of authorized shares

The total number of authorized shares of the New Company shall be 260,000,000 shares.

2.	In addition to the matters listed above, the matters provided for in the Articles of Incorporation of the New Company are as stated in Exhibit 1 ("Articles of Incorporation").

Article 3	Directors at Incorporation and Statutory Auditors at Incorporation, and Accounting Auditor at Incorporation, of the New Company

1.	The names of the Directors at Incorporation of the New Company shall be as follows.

Nobuo Kawakami
Tatsuo Sato
Tsuguhiko Kadokawa
Takashi Akira
Masaki Matsubara
Hirokazu Hamamura
Takeshi Natsuno
Yuriya Komatsu
Koji Funatsu (Outside Director)

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Koji Hoshino (Outside Director)
Iwao Aso (Outside Director)

2.	The names of the Statutory Auditors at Incorporation of the New Company shall be as follows.

Yasuaki Takayama
Masahiko Hatsumoto
Yuichi Suzuki (Outside Statutory Auditor)
Akira Watanabe (Outside Statutory Auditor)

3.	The name of the Accounting Auditor at Incorporation of the New Company shall be as follows.

Deloitte Touche Tohmatsu LLC

Article 4	Shares to be delivered upon the Share Transfer and the allotment thereof

1.
The number of shares of common stock of the New Company to be issued by the New Company to the shareholders of Dwango and Kadokawa upon the Share Transfer replacing the shares of common stock of Dwango and Kadokawa held by such shareholders shall be the sum of the numbers provided for in the following items:

(1)
the number obtained by multiplying one (1) by the number of shares of common stock issued by Dwango as of the time (the "Reference Time") immediately prior to the time when the New Company acquires all of the shares of Dwango and Kadokawa upon the Share Transfer; and

(2)	the number obtained by multiplying 1.168 by the number of shares of common stock issued by Kadokawa as of the Reference Time.

2.
The New Company will allot shares of common stock of the New Company to the shareholders of common stock of Dwango and Kadokawa as of the Reference Time, according to the respective ratios provided for in the following items.

(1)	To each shareholder of Dwango: one (1) share of common stock of the New Company per share of common stock of Dwango held by such shareholder.

(2)	To each shareholder of Kadokawa: 1.168 shares of common stock of the New Company per share of common stock of Kadokawa held by such shareholder.

3.
Any fractions less than one share that arise in the calculations in the preceding two paragraphs will be treated in accordance with the provisions of Article 234 of the Companies Act and related laws and ordinances.

Article 5	Amount of stated capital of the New Company and matters relating to the amounts of reserves

The amount of stated capital and amounts of reserves of the New Company as of the Date of Formation of the New Company shall be as follows.

(1)	Amount of stated capital

20,000,000,000 yen

(2)	Amount of capital reserve

20,000,000,000 yen

(3)	Amount of retained earnings reserve

0 yen

Article 6	Share options to be delivered upon the Share Transfer and the allotment thereof, and the assumption of bonds

1.
To the holders (the "Share Option Allottees") of the share options (the "Allotment Share Options") stated in Exhibit 2 ("Details of share options attached to the yen- denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014") and attached to the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 (issued on December 18, 2009) that have been issued by Kadokawa as of the Reference Time, the New Company will issue upon the Share Transfer share options of the New Company as share options replacing the Allotment Share Options and in the same number as the Allotment Share Options as of the Reference Time

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(meaning the share options in "1. Matters relating to share options" stated in Exhibit 3 ("Terms and conditions of the yen-denominated convertible bonds of Kadokawa Dwango Corporation due 2014") attached to the convertible bonds stated therein), and will deliver the same at a ratio of one share option of the New Company per Allotment Share Option.

2.
Of the bond obligations for the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 (issued December 18, 2000) that have been issued by Kadokawa as of the Reference Time, upon the Share Transfer the New Company will assume the obligations for all such bonds that are unredeemed as of the Reference Time as set out in "6. Allotment methods" stated in Exhibit 3 ("Terms and conditions of the yen-denominated convertible bonds of Kadokawa Dwango Corporation due 2014").

Article 7	Date of formation of the New Company

The date on which the incorporation of the New Company is to be registered (the "Date of Formation of the New Company") shall be October 1, 2014. If necessary due to the procedural schedule of the Share Transfer or if necessary for any other reason, Dwango and Kadokawa may change the Date of Formation of the New Company by agreement upon consultation.

Article 8	Shareholders meeting to approve share transfer plan

1.
Kadokawa will convene an ordinary shareholders meeting to be held on June 21, 2014, and will seek that a resolution be made thereat relating to approval of this Plan and matters necessary for the Share Transfer.

2.
Dwango will convene an ordinary shareholders meeting to be held on July 3, 2014, and will seek that a resolution be made thereat relating to approval of this Plan and matters necessary for the Share Transfer.

3.
If necessary due to the procedural schedule of the Share Transfer or if necessary for any other reason, Dwango and Kadokawa may, by agreement upon consultation, change the dates on which the shareholders meetings provided for in the preceding two paragraphs are to be held.

Article 9	Share listing

The New Company is scheduled to list its issued shares of common stock on the First Section of the Tokyo Stock Exchange on the Date of Formation of the New Company.

Article 10	Cancellation of treasury shares

By resolutions of their respective Boards of Directors at meetings thereof to be held on the day before the Date of Formation of the New Company, Dwango and Kadokawa will cancel, before the Reference Time, all of the treasury shares respectively held thereby (including own shares acquired by the repurchase of shares pursuant to requests made upon the Share Transfer for repurchase of shares by dissenting shareholders as provided for in Article 806(1) of the Companies Act).

Article 11	Dividends of surplus

1.	Dwango may pay dividends of surplus to the shareholders or registered pledgees stated or registered in the final shareholders registry of Dwango of September 30, 2014 at a maximum of 10 yen per share.

2.	Kadokawa may pay dividends of surplus to the shareholders or registered pledgees stated or registered in the final shareholders registry of Kadokawa of March 31, 2014 at a maximum of 60 yen per share.

3.
After the preparation of this Plan, neither Dwango nor Kadokawa may make a resolution to pay dividends of surplus with a record date that precedes the Date of Formation of the New Company, except for as provided for in the preceding two paragraphs or unless Dwango or Kadokawa obtains the prior written consent of the other party.

Article 12	Operation of business

After the preparation of this Plan and until the formation of the New Company, each of Dwango and Kadokawa shall operate its business and manage its assets with the due care of a prudent manager, and if either of Dwango or Kadokawa

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seeks to conduct any act that will have or threatens to have a material effect on the respective businesses, assets, or rights or obligations thereof, Dwango and Kadokawa shall conduct such act if both parties agree so in advance upon mutual consultation in good faith.

Article 13	Effectiveness of this Plan

This Plan will cease to have effect if at the shareholders meeting of either Dwango or Kadokawa as provided for in Article 8 a resolution is unable to be obtained regarding the approval of this Plan and the matters necessary for the Share Transfer, or if the approvals of the relevant governmental authorities provided for in laws or ordinances that are necessary for the Share Transfer Plan are unable to be obtained.

Article 14	Amendment of terms of Share Transfer; suspension of Share Transfer

If after the preparation of this Plan and before the Date of Formation of the New Company an event arises which has or threatens to have a material adverse effect on the business, financial condition, or rights or obligations of either Dwango or Kadokawa, and as a result it becomes impossible or extremely difficult to achieve the objectives of the Plan, Dwango and Kadokawa may amend the terms of the Share Transfer or otherwise amend the details of this Plan, or suspend the Share Transfer, if both parties agree to do so upon mutual consultation in good faith.

Article 15	Matters for consultation

In addition to the matters provided for in this Plan, any matters not provided for in this Plan or that become necessary for the Share Transfer will be provided for with the agreement of both parties upon mutual consultation in accordance with the spirit of this Plan.

This Plan is prepared in two originals, with each party affixing its name and seal and retaining one original.

May 14, 2014

Dwango	Dwango Co., Ltd. Kabukiza Tower 4-12-15 Ginza, Chuo-ku, Tokyo Takashi Araki, Representative Director and President

Kadokawa	Kadokawa Corporation 2-13-3 Fujimi, Chiyoda-ku, Tokyo Masaki Matsubara, Representative Director and President

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Exhibit 1	Articles of incorporation

ARTICLES OF INCORPORATION OF
KADOKAWA DWANGO CORPORATION

Chapter 1 – General provisions

Article 1	Trade name

The Company shall be called "KABUSHIKI KAISHA KADOKAWA・DWANGO," and "Kadokawa Dwango Corporation" in English.

Article 2	Purposes

1.
The purpose of the Company shall be, by owning shares or equities in companies engaged in the following businesses or in foreign companies engaged in businesses similar to the following, to control and manage the business activities of such companies:

(1)	publishing; planning, production, and sale, of books and periodicals, and agency services therefor;

(2)	publishing of sheet music;

(3)	planning, production, manufacture, and sale of electronic media and publications that use electronic devices;

(4)	printing and bookbinding business;

(5)	broadcasting business under the Broadcast Act;

(6)
obtainment, exploitation, use, usage development, management, licensing, maintenance, distribution, sale, and lease of trademark rights, copyrights, neighboring rights, design rights, image rights, publishing rights, patent rights, utility model rights, knowhow, commercialization rights, and other intellectual property rights;

(7)	management of music copyrights;

(8)	usage development of music copyrights;

(9)
planning, manufacture, and sale of character merchandise (such as clothing, stationery, toys, accessories, cosmetics, and daily sundries that bear the images of persons or animals or the like that have distinctive names or characteristics);

(10)	planning, development, production, manufacture, sale, import and export, and leasing of computers and computer peripherals, software, and computer game software;

(11)	planning, development, manufacture, sale, and leasing of network systems that use computers;

(12)	services related to the development and sale of ecommerce systems;

(13)	consulting related to publishing;

(14)	planning, production, sale, and leasing of broadcast programs;

(15)	planning, production, operation, exhibition, and sale of cultural business such as films, music, theatre plays, and art, sports business, concerts, auctions, and other various events;

(16)
operation and management of cinemas, theaters, halls, studios, live music venues, auction sites, sports facilities, tourism facilities, accommodation facilities, restaurants, retail stores, and other entertainment facilities;

(17)
planning, production, manufacture, sale, import and export, and leasing, and broadcasting, screen presentation, and distribution, of audio, films, and visual software (disk, tapes such as videograms, and

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film), and intermediary services therefor;

(18)
intermediation, training, management, and promotion of persons engaged in fields such as art, music, performance, and film technology, and singers, entertainment personalities, sports athletes, authors, producers, live performers, and other creative artists and celebrities;

(19)	mastering services for domestic and foreign music;

(20)	planning and production of masters of media such as compact discs, music tapes, and videos;

(21)
advertising business that uses media such as newspapers, publications, and network systems; market research, market analysis, and information provision related to advertising; planning, production, and sale of advertisements, and agency services therefor;

(22)	warehousing services and general transportation services for automobiles and other transportation services;

(23)	sale, mediation, intermediation, leasing, and management of real estate; agency services therefor;

(24)	planning, formulation, and sale of various forms of travel, and travel business under the Travel Agency Act and travel agency services;

(25)	services related to soliciting life insurance; general insurance agency services;

(26)
planning, development, manufacture, supply, sale, wholesaling, leasing, intermediation, and import and export of products and articles such as stationery, interior decorations, apparel, timepieces, toys, character merchandise, soft drinks and other non alcoholic beverages, alcoholic beverages, daily sundries, foodstuffs, accessories, furniture, home electrical appliances, artworks, watercraft, automobiles and parts therefor, medical devices, electronic devices, pharmaceuticals, veterinary pharmaceuticals, quasi-drug pharmaceuticals, agricultural chemicals, fertilizer, weighing and measuring instruments, meters and gauges, cosmetics, tobacco, and stamps; issuance and sale of prepaid cards and bookstore cards;

(27)	investment in securities;

(28)	various information processing services, and information provision services;

(29)	operation of language schools and various cultural lecture courses; planning, manufacture, and sale of educational materials and educational tools;

(30)	establishment and operation of correspondence educational courses for obtaining various qualifications and learning various skills, and instruction and training of course instructors;

(31)
operation of academic advancement schools for academic advancement and supplementary education for infants, elementary school students, junior high school students, and senior high school students, and implementation of lecture courses and practice examinations;

(32)	education and training, and consulting, for human resource training related to business management and sale activities;

(33)	development of occupational aptitude of human resources, and implementation of training in relation thereto;

(34)	consulting related to health and medical care;

(35)	temporary labor placement services;

(36)	paid recruitment services;

(37)	telecommunication services under the Telecommunications Business Act;

(38)	planning and design services for store design and interior design, construction design, and engineering design;

(39)	mail order business;

(40)
surveys and research relating to product investment trusts under the Act on Regulation of Business Pertaining to Commodity Investment, and commodity investment sales business and commodity investment advisory business;

(41)	sale, intermediation, and import and export of secondhand articles;

(42)	marketing research business;

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(43)	management consulting business;

(44)	planning and hosting of technical seminars;

(45)	planning, formulation, and manufacturing of sales promotions;

(46)	planning services for sales promotion activities in ecommerce;

(47)	services relating to logistics management in ecommerce;

(48)	services relating to information management in ecommerce;

(49)	intermediary services relating to alliances between businesses;

(50)	production and sale, and leasing, of floral arrangements, trees and plants for gardening, and gardening materials;

(51)	planning, operation, and management of nurseries and other childcare centers;

(52)	investment in businesses engaged in any of the foregoing; and

(53)	any businesses ancillary to any of the foregoing.

2.	The Company may engage in any of the businesses in the items of the preceding paragraph.

Article 3	Location of head office

The head office of the Company shall be in Chiyoda-ku, Tokyo.

Article 4	Organs

The Company shall have the following organs, in addition to a shareholders meeting and Directors:

(1)	a Board of Directors;

(2)	Statutory Auditors;

(3)	a Board of Statutory Auditors; and

(4)	an accounting auditor.

Article 5	Method of public notice

The method of public notices of the Company shall be electronic public notice; provided, however, that if the Company is unable to issue a public notice by electronic public notice due to an accident or other circumstances beyond its control, such public notices shall be issued by being printed in the Nikkei.

Chapter 2 – Shares

Article 6	Total number of authorized shares

The total number of authorized shares shall be 260,000,000 shares.

Article 7	Share unit number

The share unit number of the Company shall be 100 shares.

Article 8	Rights relating to odd lot shares

Shareholders of the Company may not exercise any rights relating to odd lot shares held thereby other than the following rights:

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(1)	the rights listed in the items of Article 189(2) of the Companies Act;

(2)	the right to make requests as provided for in Article 166(1) of the Companies Act; and

(3)	the right to receive allotment of shares for subscription or share options for subscription in proportion to the number of shares held by the shareholder.

Article 9	Shareholder registry administrator

1.	The Company shall have a shareholder registry administrator.

2.	The shareholder registry administrator and its place of business shall be as provided for by a resolution of the Board of Directors and announced by public notice.

3.
The preparation and keeping of the shareholders registry and share option registry of the Company, and any other administration relating to the shareholders registry and share option registry, shall be mandated to the shareholders registry administrator, and the Company shall not be involved therewith.

Article 10	Share handling regulations

Procedures for the exercise of rights of shareholders of the Company and any other handling in relation to shares and fees therefor shall be pursuant to law, ordinance, these Articles of Incorporation, and the Share Handling Regulations provided for by the Board of Directors.

Chapter 3 – Shareholders meeting

Article 11	Convocation

The ordinary shareholders meeting of the Company shall be convened in June of each year, and extraordinary shareholders meetings are convened at any time when necessary.

Article 12	Record date of the ordinary shareholders meeting

The record date for voting rights at the ordinary shareholders meeting of the Company shall be March 31 of each year.

Article 13	Person authorized to convene shareholders meetings; chair

1.
Shareholders meetings shall be convened and chaired by and the Representative Director and President in accordance with a resolution of the Board of Directors, unless otherwise provided for by law or ordinance.

2.
When the Representative Director and President is unable to do so, shareholders meetings shall be convened and chaired by another Director in accordance with the order provided for in advance by the Board of Directors.

Article 14	Internet disclosure and deemed provision of shareholders meeting reference materials etc.

In convening a shareholders meeting, the Company may deem that it has provided shareholders with information relating to matters that should be stated or indicated in the shareholders meeting reference materials, business report, financial statements, and consolidated financial statements, by disclosing such information through the use of the internet, in accordance with the provisions of Ministry of Justice ordinances.

Article 15	Method of making resolutions

1.
Resolutions of shareholders meetings shall require a majority of the voting rights of shareholders who are in attendance and able to exercise voting rights, except where otherwise provided for in law, ordinance, or these Articles of Incorporation.

2.	The resolutions provided for in Article 309(2) of the Companies Act shall require no less than two thirds of the

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voting rights at a meeting where the shareholders in attendance collectively hold no less than one third of the voting rights able to be exercised.

Article 16	Exercise of voting rights by proxy

A shareholder may cause one proxy, who is another shareholder of the Company with voting rights, to exercise the voting rights of the shareholder. In this case, the shareholder or the proxy shall submit to the Company, for each shareholders meeting, a written statement certifying such right of proxy.

Article 17	Minutes

Minutes shall be prepared about the proceedings of shareholders meetings.

Chapter 4 – Directors and Board of Directors

Article 18	Number of Directors

The Company shall have no more than 12 Directors.

Article 19	Election of Directors

1.	Directors shall be elected by a resolution of the shareholders meeting.

2.
A resolution to elect a Director shall require a majority of the voting rights at a meeting where the shareholders in attendance collectively hold no less than one third of the voting rights able to be exercised.

3.	Cumulative voting shall not be used for resolutions to elect Directors.

Article 20	Dismissal of Directors

A resolution to dismiss a Director shall require no less than two thirds of the voting rights at a meeting where the shareholders in attendance collectively hold a majority of the voting rights able to be exercised.

Article 21	Term of office of Directors

The term of office of a Director shall be until the conclusion of the ordinary shareholders meeting for the last fiscal year to end during the period of one year after the election of the Director.

Article 22	Representative Directors; Directors with titles

1.	The Company shall appoint one or more representative Directors by a resolution of the Board of Directors.

2.
The Company may appoint, by a resolution of the Board of Directors, a chairman of the Board of Directors, and one Representative Director and President, and Directors and Senior Advisors, Directors and Vice Presidents, Senior Managing Directors, Managing Directors, and other Directors with titles.

Article 23	Execution of duties

1.
The Representative Director and President shall control the duties of the Company, and the Directors and Vice Presidents, Senior Managing Directors, Managing Directors, and other Directors shall assist in the duties of the Representative Director and President by dividing such duties among themselves.

2.
If the Representative Director and President is unable to do so, another Director shall perform the duties of the Representative Director and President in accordance with the order provided for in advance by the Board of Directors.

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Article 24	Person authorized to convene meetings of Board of Directors; chair

1.	Meetings of the Board of Directors shall be convened and chaired by the Representative Director and President, unless otherwise provided for by law or ordinance.

2.
If the Representative Director and President is unable to do so, meetings of the Board of Directors shall be convened and chaired by another Director in accordance with the order provided for in advance by the Board of Directors.

Article 25	Notice of convocation of meetings of Board of Directors

1.
Notice of convocation of meetings of the Board of Directors shall be issued to each Director and each Statutory Auditor no later than three days before the meeting date; provided, however, that such period may be shortened in the case of urgent necessity.

2.	A meeting of the Board of Directors may be held without following the procedures for convocation if the Directors and Statutory Auditors unanimously so consent.

Article 26	Omission of resolutions of Board of Directors

If the requirements in Article 370 of the Companies Act are met, the Company shall deem that the Board of Directors has made a resolution.

Article 27	Minutes of meetings of Board of Directors

Minutes shall be prepared about the proceedings of each meeting of the Board of Directors as provided for by law and ordinance, and the Directors and Statutory Auditors who attend such meeting shall affix their signatures or names and seals, or digital signatures, thereto.

Article 28	Board of Directors Regulations

In addition to law and ordinance and these Articles of Incorporation, matters relating to the Board of Directors shall be as prescribed in the Board of Directors Regulations provided for by the Board of Directors.

Article 29	Compensation of Directors

Compensation, bonuses, and any other economic benefits received by Directors from the Company as consideration for the performance of duties ("Compensation Etc.") shall be as provided for by a resolution of the shareholders meeting.

Article 30	Directors' exemption from liability

1.
Pursuant to the provisions of Article 426(1) of the Companies Act, the Company, by a resolution of the Board of Directors, may exempt Directors (including persons who were Directors in the past) from liability for compensatory damages for negligence in their duties, within the limit provided for by law and ordinance.

2.
Pursuant to the provisions of Article 427(1) of the Companies Act, the Company may execute an agreement with Outside Directors that limits their liability for compensatory damages for negligence in their duties; provided, however, that the limit of liability under such agreement must be the amount provided for by law and ordinance.

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Chapter 5 – Statutory Auditors and Board of Statutory Auditors

Article 31	Number of Statutory Auditors

The Company shall have no more than six Statutory Auditors.

Article 32	Election of Statutory Auditors

1.	Statutory Auditors shall be elected by a resolution of the shareholders meeting.

2.
A resolution to elect a Statutory Auditor shall require a majority of the voting rights at a meeting where the shareholders in attendance collectively hold no less than one third of the voting rights able to be exercised.

Article 33	Term of office of Statutory Auditors

1.
The term of office of a Statutory Auditor shall be until the conclusion of the ordinary shareholders meeting for the last fiscal year to end during the period of one year after the election of the Director.

2.
If a Statutory Auditor leaves office before the expiration of the term of office thereof, the term of office of a Statutory Auditor elected to fill the vacancy left thereby shall be until the expiration of the term of office of the Statutory Auditor who left office.

Article 34	Standing Statutory Auditors

Standing Statutory Auditors shall be appointed by a resolution of the Board of Statutory Auditors.

Article 35	Notice of convocation of meetings of Board of Statutory Auditors

1.
Notice of convocation of meetings of the Board of Statutory Auditors shall be issued to each Statutory Auditor no later than three days before the meeting date; provided, however, that such period may be shortened in the case of urgent need.

2.	A meeting of the Board of Statutory Auditors may be held without following the procedures for convocation if the Statutory Auditors unanimously so consent.

Article 36	Minutes of meetings of Board of Statutory Auditors

Minutes shall be prepared about the proceedings of each meeting of the Board of Statutory Auditors as provided for by law and ordinance, and the Statutory Auditors who attend such meeting shall affix their signature or name and seal, or digital signature, thereto.

Article 37	Compensation of Statutory Auditors

Compensation Etc. of Statutory Auditors shall be provided for by a resolution of the shareholders meeting.

Article 38	Board of Statutory Auditors Regulations

In addition to law and ordinance and these Articles of Incorporation, matters relating to the Board of Statutory Auditors shall be as prescribed in the Board of Statutory Auditors Regulations provided for by the Board of Statutory Auditors.

Article 39	Statutory Auditors' exemption from liability

1.
Pursuant to the provisions of Article 426(1) of the Companies Act, the Company, by a resolution of the Board of Directors, may exempt Statutory Auditors (including persons who were Statutory Auditors in the past) from liability for compensatory damages for negligence in their duties, within the limit provided for by law and ordinance.

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2.
Pursuant to the provisions of Article 427(1) of the Companies Act, the Company may execute an agreement with outside Statutory Auditors that limits their liability for compensatory damages for negligence in their duties; provided, however, that the limit of liability under such agreement must be the amount provided for by law and ordinance.

Chapter 6 – Accounting

Article 40	Fiscal year

The fiscal year of the Company shall be from April 1 of each year to March 31 of the following year.

Article 41	Decision making organ for dividends of surplus

The payment of dividends of surplus and other matters provided for in the items of Article 459(1) of the Companies Act shall be as provided for by a resolution of the Board of Directors and not by a resolution of the shareholders meeting, unless provided for otherwise by law or ordinance.

Article 42	Record date for payment of dividends of surplus

1.	The record date for year-end dividends of the Company shall be March 31 of each year.

2.	In addition to the preceding paragraph, the Company may pay dividends of surplus by providing for additional record dates.

Article 43	Interim dividends

The Company may pay interim dividends with a record date of September 30 of each year, by a resolution of the Board of Directors.

Article 44	Period of exclusion for dividends

1.
If dividends are paid in cash and the dividends are not received within three years from the date on which such payment commenced, the Company shall be released from its obligation to make such payment.

2.	Interest shall not accrue on unpaid dividends.

Chapter 7 – Supplementary provisions

Article 45	First fiscal year

Notwithstanding the provisions of Article 40, the first fiscal year of the Company shall be from the date of formation of the Company until March 31, 2015.

Article 46	Initial Compensation Etc. for Directors and Statutory Auditors

Notwithstanding the provisions of Article 29 and Article 37, the respective total amounts of Compensation Etc. for Directors and Statutory Auditors of the Company for the period from the date of formation of the Company until the conclusion of the first ordinary shareholders meeting shall be as follows.

Directors	400,000,000 yen

Statutory Auditors	50,000,000 yen

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Article 47	Deletion of supplementary provisions

These supplementary provisions shall be deleted as of the conclusion of the first ordinary shareholders meeting.

End.

Exhibit 2	Details of share options attached to the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014

1.	Matters concerning share options

(1)
The number of share options attached to each of the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 (hereinafter in Exhibit 2 referred to as "the Convertible Bond", the bond portion as "the Bond" and the portion of the share option as "the Share Option") is one and the total number of the share options is 2,200.

(2)	Class and a number of shares of stock that is an object of the Share Option

The class of a share that is an object of the Share Option shall be common stock of the Company. The number of shares of common stock of the Company newly issued by KADOKAWA CORPORATION (renamed from KADOKAWA GROUP HOLDINGS, INC. on June 22, 2013, hereinafter, referred to as "the Company" in Exhibit 2), or the number of shares of the Company's common stock held by the Company transferred in lieu of the issuance upon exercise of options (hereinafter, the issuance or transfer of the Company's common stock shall be referred to as "the Delivery" of the Company's common stock) shall be obtained by dividing the total amount of Denomination of the Bonds relating to a request for exercise by the conversion price stated in 1. (3) below. However, any fraction less than one share arisen from the exercise of the Share Options shall be discarded without adjusting by cash.

(3)	Contents and value of property contributed upon exercise of the Share Options

a.	Upon exercise of the Share Options, each Bond shall be contributed. The value of the Bonds contributed shall be the same amount as the Denomination of the said Bonds.

b.	The initial conversion price shall be 2,802 yen. (The conversion price as of March 31, 2014 was 2,498 yen.)

c.
If the Company newly issues its common stock or disposes its common stock held by the Company at the amount paid below the market price of its common stock after the issuance of the Convertible Bond, the conversion price will be adjusted by the following formula. "The number of outstanding shares" in the following formula means the total number of outstanding common stock of the Company (excluding the number of treasury shares owned by the Company).

				the number of issued shares	+	the number of newly issued/disposed shares	×	Amount paid per share
Conversion price after adjustment	=	Conversion price before adjustment	×			Market price per share
				the number of issued shares		+	the number of newly issued/disposed shares

In addition, the conversion price will be appropriately adjusted on splitting (including allotment of shares without contribution) or consolidation of shares, issuance of share options enabling a request for delivery of the Company's common stock at the value below the market value thereof (including those attached to bonds with share options) or certain occasions specified in the terms and conditions of the Convertible Bond. Provided, however, that, no adjustment will be made in the Company's Stock Option Plan or on certain occasions specified in the terms and conditions of the Convertible Bond.

d.
If the average closing price (Fraction less than one yen is discarded) for 15 consecutive trading days on or before December 4, 2012 (Japan time, hereinafter referred to as "the Setting Date" in Exhibit 2) falls below the

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 effective conversion price as on the said Setting Date by more than one yen, the conversion price shall be revised to the price calculated in the aforementioned manner (the average closing price) after December 18, 2012 (Japan time, hereinafter referred to as "the Revision Date" in Exhibit 2) (however, subject to the adjustment made in accordance with c. above within the period from the Setting Date (excluding the date) to the Revision Date (including the date)). However, if the said average closing price becomes less than 80% of the conversion price that is effective on the Setting Date as a result of the calculation, the conversion price shall be the amount corresponding to 80% of the conversion price that is effective on the Setting Date (however, any fraction less than one yen shall be round up). In addition to the above, if 95% of the average closing price (any fraction less than one yen shall be round up) ("Revised Reference Share Price" in Exhibit 2) for 15 consecutive trading days up to the date after December 18, 2013 that is selected by the Company (including that selected date) (Japan time, hereinafter referred to as "the Specially Decided Date" in Exhibit 2) falls below the effective conversion price on the Specially Decided Date by more than one yen, the Company at its discretion may revise downward the conversion price to the Revised Reference Share Price per share from December 18, 2013 to June 17, 2014. (however, subject to the adjustment made in accordance with c. above within the period from the Specially Decided Date (excluding that Date) to the specially revised date (including that date) to be defined below.) That revision shall become effective on the 14th date from the Specially Decided Date ("the Specially Revised Date" in Exhibit 2). However, if the said Revised Reference Share Price becomes less than 80% of the conversion price that is effective on the Specially Decided Date as a result of the calculation, the conversion price shall be the amount corresponding to 80% of the conversion price that is effective on the Specially Decided Date (however, any fraction less than one yen shall be round up). In addition, a revision of the conversion price pursuant to the provision of this paragraph shall be made only once.

(4)	Matters concerning increased stated capital and capital reserves in cases where shares are issued upon exercise of the Share Options

The amount of increased stated capital in cases where shares are issued upon exercise of the Share Options shall be a half of the maximum amount of increase in capital, etc. calculated pursuant to Article 17, Paragraph 1 of the Corporate Accounting Rules. Any fraction less than one yen arisen from the calculation shall be round up. The amount of increased capital reserve shall be obtained by subtracting the amount of increased capital from the maximum amount of increase in capital, etc.

(5)	Period when the Share Options can be exercised

The period shall be from January 4, 2010 to the closing time of bank operations on December 4, 2014 (both shall be London Time). However, if the Bonds are redeemed before maturity pursuant to the provision stipulated in following 2.(4) b. or e., the period ends at the closing time of bank operations (London time) of five operations days before the said redemption day. Furthermore, if the Company forfeits the benefit of time for the Bonds, the period ends at the time of the forfeiture of benefit of time. In any of the above occasions, the Share Options may not be exercised after December 4, 2014.

Notwithstanding the above, if a Shareholder fix date (to be defined below) is designated either by law or the Company's Articles of Incorporation, in case the period from the calendar day in Japan when the Share Option is effectively exercised ("the Exercise Date" in Exhibit 2) to the Shareholder fix date falls below four operation days in Tokyo, the Share Options may not be exercised for the period from the exercise date to Shareholder fix date is less than the said four operation days (both of the Exercise Date and the Shareholder fix date are included in the calculation of the four operation days).

"The Shareholder fix date" is a date specified in order to determine shareholders associated with Article 151 Paragraph 1 of the Act on Book-Entry of Company Bonds, Shares, etc. (No. 75 of the Act in 2001)

(6)	Other conditions for exercising the Share Options

Partial exercising of the Share Options may not be made.

(7)	Place where a request for exercising the Share Options is accepted

Predetermined offices of Sumitomo Mitsui Banking Corporation Europe Limited, London will accept such

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request.

(8)	Delivery of share options by a New obligor, etc. in the event of organizational restructuring, etc.

A.
If the Company conducts organizational restructuring, etc. (defined in the following 2.(4)c.), the Company shall make a New obligor, etc. (defined below) assume the position as a main obligor of the Convertible Bond pursuant to the Terms and Conditions of the Convertible Bond and issue new share options replacing the Share Options unless the Convertible Bonds are redeemed prior to the Effective Date of the organizational restructuring. On such occasion, the Company shall make utmost efforts to ensure that the New obligor, etc. is a listed company in Japan on the Effective Date of the organizational restructuring.

"A New obligor, etc." means a company that exists after the organizational restructuring, etc. and assumes the Company's obligation relating to the Convertible Bond and/or the Share Options.

"The Effective Date of the organizational restructuring" means the date when each organizational restructuring is scheduled to be effective.

B.	Details of share options of the New obligor, etc. to be delivered pursuant to the provision of said A. shall be as follows;

a.	The number of share options of the New obligor, etc. to be delivered

The same as the number of the Share Options owned by holders of the remaining Convertible Bond immediately before the Effective Date of the organizational restructuring

b.	Class of stock that is an object of share options of the New obligor, etc.

Common stock of the New obligor, etc.

c.	The number of shares of stock that is an object of share options of the New obligor, etc.

To be decided, while considering conditions, etc. of the said organizational restructuring, etc. and the following matters, as well as referring to Terms and Conditions of the Convertible Bond. The conversion price shall be subject to the adjustment and revision similar to those stipulated in the above 1.(3)c. and d.

(i)
In the event of a merger, stock exchange or stock transfer, the conversion price shall be determined so that a holder of the Company's common stock may obtain the same number of shares of common stock of a New obligor pursuant to the organizational restructuring by exercising the share options for the New obligor immediately after the Effective Date of the organizational restructuring as the number of shares of common stock of the Company that would be obtained by exercising the Share Options immediately before the Effective Date of the organizational restructuring. If any securities or properties other than common stock of a New obligor are delivered at the reorganization restructuring, the number of shares of common stock of a New obligor, etc. equivalent to the number obtained by dividing the value of that securities or property by the market price of common stock of a New obligor, etc. may also be given.

(ii)
In the event of organizational restructuring other than the above (i), the conversion price shall be determined so that exercising share options of a New obligor, etc. immediately after the Effective Date of the organizational restructuring may bring the similar economic benefit equivalent to that a holder of the Convertible Bond obtains by the Share Options immediately before the Effective Date of the organizational restructuring.

d.	Contents and the Value of properties contributed upon the exercise of share options of a New obligor, etc.

Upon exercise of share options of a New obligor, etc., each Bond shall be contributed. The value of the contributed bonds shall be the same as the Denomination of the Bonds.

e.	Period during which share options of a New obligor, etc. can be exercised

From the Effective Date of the organizational restructuring or the date when share options of a New obligor, etc. are delivered based on the above i., whichever is later, to the expiration of the exercise period of the Share Options stipulated in the above 1.(5).

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f.	Conditions for exercising share options of a New obligor, etc.

Partial exercise of share options of a New obligor, etc. may not be made.

g.	Matters concerning increased stated capital and capital reserves in cases where shares are issued upon exercise of share options of a New obligor, etc.

The amount of increased stated capital in cases where shares are issued upon exercise of share options of a New obligor, etc. shall be a half of the maximum amount of increase in capital, etc. calculated pursuant to Article 17, Paragraph 1 of the Corporate Accounting Rules. Any fraction less than one yen arisen from the calculation shall be round up. The amount of increased capital reserve shall be obtained by subtracting the amount of increased capital from the maximum amount of increase in capital, etc.

h.	Exercising share options upon reorganizational restructuring, etc.

In case where reorganizational restructuring, etc. occurs in a New obligor, etc., similar handling to the Convertible Bond shall be made.

i.	Others

Any fraction less than one share arisen from the exercise of share options of a New obligor, etc. shall be discarded without adjusting by cash. Share Options of a New obligor, etc. may not be assumed if they are separated from the succeeded bonds.

2.	Matters concerning the Bonds

(1)	Aggregate principal amount

11 billion yen (The amount of unredeemed bonds as of March 31, 2014 was 2.58 billion yen.)

(2)	Denomination of each Bond

5,000,000 yen

(3)	Manner and deadline of payment of interests of the Bonds

a.	Interest rate and the manner and deadline of payment of interests of the Bonds

(i)	Interest rate of the Bonds

An annual rate of 1.0% for the Denomination of the Bond

(ii)	Manner and deadline of payment of interests

Interests of the Bonds shall be born from the date of payment (excluding that date) to the date of redemption (including thereof). Interests carried up to March 31, 2010 (including on the day), the initial interest payment date, shall be paid on that day, with subsequent interests for 6 months to be paid on March 31 and September 30 of every year. In the final payment on December 18, 2014, interests carried from September 30, 2014 (excluding that day) to December 18, 2014 (including that day) shall be paid.

(iii)	A coupon shall be attached to each Bond for the above payments.

(iv)	No interests shall be carried after the redemption date. (Any fraction less than one yen shall be round off.)

(v)	Interests shall be calculated by deeming one year 360 days and one month 30 days.

(vi)	If a day when interests should be paid falls on a bank holiday, the payment will be deferred to the next bank operation day.

b.	The place of interest payment

The same as the place of payment of redemption amount of the Bond stated in (8) below.

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(4)	Manner and deadline of redemption

a.	Redemption at maturity

To be redeemed at 100 % of the Denomination of the Bond on December 18, 2014.

b.	Redemption prior to maturity by a change of the tax system

If the Company makes Daiwa Securities SMBC Europe understand the obligation of additional payment concerning payment regarding the Bonds by the 2.(7)a. below arises or will arise, the Company may redeem the whole of remaining Bonds (partial redemption is not possible) at 100% of the Denomination of the Bonds with accrued interest up to the date of redemption prior to maturity after December 19, 2009, by giving more than 30 days less than 60 days prior notice to a holder of the Convertible Bond.

Notwithstanding the foregoing, in case where the Company gives a notice of redemption due to a change in the tax system and where the Denomination of the remaining Bonds is more than 10% of the Denomination of the Bonds at issuance at the time of giving such notice, each holder of the Bonds shall have a right to choose to have no redemption before maturity regarding the Bond that holder owns. This shall be written on the notice of redemption due to a change in the tax system. On this occasion, the Company shall have no obligation to make additional payment regarding payment of the Bonds specified in the following 2.(7)a. and the payment concerning the Bonds after payment date shall be made after withholding or deducing tax and public dues stipulated in the following 2.(7)a.. The right of the holder of the Convertible Bond shall be exercised by giving a written notice 20 days prior to the said date of redemption before maturity.

c.	Redemption prior to maturity due to reorganizational restructuring

(i) If an event of merger (as hereinafter defined) is proposed (in case where new share options replacing the Share Options are not given to the creditors of the Company), (ii) if an event of making a holding company (as hereinafter defined) is proposed (unless transfer or assumption of the Company's obligation for the Bonds to a New obligor, etc. is proposed), (iii) if reorganizational restructuring, etc. (as hereinafter defined) (new share options are given by a New obligor, etc. to the Company's creditor in lieu of the Share Options)is not proposed as specified in the manner of exercising the Share Options, or (iv) if the Company, on or prior to the occurrence day of the restructuring, sends a certificate describing that the Company does not assume at that point that common stock of a New obligor, etc. is expected to be listed or continues to be listed as of the effective date of occurrence of reorganizational restructuring, etc. with the reason thereof with a signature of a representative director to a managing company, the Company, by giving a notice 30 days prior to the date of redemption before maturity in Tokyo to the holders of the Convertible Bond, shall redeem the whole remaining Bonds (partial redemption is impossible) at the following redemption amount with accrued interests before the date of redemption before maturity and additional payment (if any) based on the following 2.(7)a. on the redemption date (such redemption date shall be before the effective date of the reorganizational restructuring, in principle) designated in such notice. However, such redemption shall require the approval of the reorganizational restructuring in the shareholders meeting of an issuing company (or in the Board of Directors of the issuing company if the approval at the shareholders meeting is not required).

The redemption amount applied in the aforementioned redemption shall be calculated in a certain method according to the redemption date or the parity of the Convertible Bond, so that the amount reflects the value of the Convertible Bond at the time of redemption, while taking into account interest rates, the share price of the Company's common stock, volatility or other market situations at the time of decision of the conversion price specified in the aforementioned 1.(3)b. The lowest redemption price calculated in such method shall be 100% of the Denomination of the Bonds and the highest redemption amount shall be 130% thereof. Details of such method shall be determined at the same time as decision of the conversion price as specified in 1.(3)b., by the Company's board of directors based on the authority given.

"The reorganization restructuring, etc." collectively means the resolution adopted in the Company's shareholder meeting (or the Board of Directors, if the stockholder meeting is not required), which approves (1) a merger of the Company with other companies (including consolidation-type merger or absorption-type merger, but excluding the occasion where the Company is a surviving company, the same shall apply hereinafter, "event of merger"), (ii) splitting of company (including consolidation-type splitting or absorption-type splitting, but

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limiting to the case where the Company's obligation on the Convertible Bond is transferred to the company after split), (iii) exchange or transfer of stock (limiting to the case where the Company becomes a wholly owned company by other company, "event of making a holding company") or (iv) any other conduct of reorganizational restructuring stipulated in the laws of Japan (limiting to the case where the Company's obligation on the Convertible Bond is transferred or assumed to any other company).

d.	Redemption before maturity due to delisting, etc.

(i) If a person other than the Company ("the Tender Offeror" in Exhibit 2) makes a tender offer pursuant to the Financial Instruments and Exchange Act, (ii) the Company expresses an opinion agreeing with that tender offer, (iii) the Company or the Tender Offeror discloses or accepts on a tender offer notification, etc. that the acquisition of shares of the Company's common stock in that tender offer by the Tender Offeror may result in delisting of the Company's common stock (excluding the case where the Company or the Tender Offeror discloses that it makes utmost efforts to keep the Company a listed company in Japan) , and (iv) the Tender Offeror obtains shares of the Company's common stock in the tender offer, the Company, by giving holders of the Convertible Bond a notice within 14 days from the settlement commencement date of the Company's common stock pursuant to the tender offer, on the redemption date designated in the notice (that redemption date shall be any date between the 14th and 30th operation date from the day of such notice) shall redeem before maturity the entire remaining Bonds (partial redemption is not allowed) for the redemption amount (the lowest amount shall be 100% of the face amount of the Bond and the highest shall be 130% thereof) to be calculated in the manner similar to that applied in the redemption set out in c. above with accrued interests carried up to the date of redemption before maturity and additional money (if any) based on (7)a. below.

Notwithstanding the foregoing, if the Company or the Tender Offeror discloses on a tender offer notification, etc. that it will make reorganizational restructuring, etc. after the acquisition date of the Company's common stock by the tender offer, the provision of this d. relating to the Company's obligation on redemption shall not be applied. However, if that reorganizational restructuring, etc. does not occur within 60 days from that settlement commencement date, the Company, by giving holders of the Convertible Bond a notice within 14 days from the final date in the 60 days period, on the redemption date designated in the notice (that redemption date shall be any date between the 14th and 30th operation date from the day of such notice) shall redeem before maturity the entire remaining Bonds (partial redemption is not allowed) for the redemption amount stated above with accrued interests carried up to the date of redemption before maturity and additional money (if any) based on (7)a. below.

e.	Redemption before maturity by Clean Up Call provision

If the principal balance as of the notice date stated below falls below 10% of the sum of the Denomination of the Bonds that are initially issued, the Company by giving holders of the Convertible Bond a prior notice more than 30 days and less than 60 days may redeem before maturity the entire remaining Bonds (partial redemption is not allowed) for 100% of the Denomination of the Bonds with accrued interests carried up to the date of redemption before maturity during the period from December 19, 2009 to December 17, 2014.

f.	Cancellation of bonds by purchase

The Company or its subsidiary in accordance with the regulation of the Swiss National Bank at any time and at any price may purchase the Convertible Bonds via a purchase underwriter and cancel them by delivering the purchased Convertible Bonds to Daiwa Securities SMBC Europe. On such occasion, Daiwa Securities SMBC Europe must immediately cancel these bonds.

g.	Mandatory redemption due to default, etc.

In case where non-fulfillment of payment obligation for the Bonds or certain events set out in the Terms and Conditions for the Convertible Bond occurs and Daiwa Securities SMBC Europe notifies the Company of the forfeiture of the benefit of time of the remaining bonds, the Company must redeem the entire remaining bonds for 100% of the Denomination of the Bonds unless the Company cures that event or takes certain measures set out in the Terms and Conditions for the Convertible Bond within 15 days from the receipt of that notice.

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(5)	Style of the certificate of the Convertible Bond

The face of the Convertible Bond certificate shall be a bearer bond with share option indicating each Bond with the Denomination of 5 million yen and 1 share options ("the Bond Certificate with the Share Option" in Exhibit 2). Holders of the Convertible Bond may not require that the Bond certificate should be name bond.

(6)	Security and guarantee of the bonds

None

(7)	Special provision

a.	Payment of additional money

If withholding or deduction of the present or future taxes or public duties imposed by Japan or other party in Japan holding a right to impose tax is required by laws, the Company shall pay to certain holders of the Convertible Bond, who are non-residents of Japan or foreign companies the additional amount at the same amount as the amount that would be paid without such withholding of tax, except certain occasions set out in the Terms and Conditions for the Convertible Bond.

b.	Limitation on granting of a security

The Company will not create a pledge, mortgage or any other security on the Company's present or future assets or revenues for holders of the bonds with regard to present or future foreign bond (defined below), guarantee or compensation of foreign bonds or other similar obligations, as far as the Convertible Bonds remain, except where the benefit of such security is brought equally at a certain rate to the Convertible Bond, or security or guarantee deemed sufficient by Daiwa Securities SMBC Europe or approved by a special resolution in the creditor meetings of the Convertible Bond is presented for holders of the Bonds.

"Foreign Bond" stated in the above means of all obligations indicated by a bond, note or debenture issued by the Company (corresponding to a corporate bond in the laws of Japan with its redemption period exceeding one year), (i) bond denominated in yen currency other than in Japan or (ii)bond denominated in Japanese yen with a majority of its total principal amount initially solicited or sold outside of Japan by the Company or with the approval of the Company, and, on any of occasions of (i) or (ii), bond having the trading market, being or being to be scheduled to be listed or regularly traded for the time being in securities markets, over-the-counter markets or similar markets outside of Japan.

(8)	The place of payment of redemption amount of the Bond

To be paid in the predetermined office of Daiwa Securities SMBC Europe

3.	Listing

Not applicable.

4.	Stable operation trading

Not applicable.

5.	Other necessary matters concerning the issuance of the Convertible Bond shall be decided by the representative director of the Company or as set out in the purchase agreement.

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Exhibit 3	Terms and Conditions of the yen-denominated convertible bonds of Kadokawa Dwango Corporation due 2014

1.	Matters concerning share options

(1)
The number of share options attached to each of the yen-denominated convertible bonds of Kadokawa Dwango Corporation (hereinafter in Exhibit 3 referred to as "the Company") due 2014 (hereinafter in Exhibit 3 referred to as "the Convertible Bond", the bond portion as "the Bond" and the portion of the share option as "the Share Option") is one and the total number of the share options is 2,200. However, if the number of the share options attached to remaining yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 ("the Convertible Bond before assumption" in Exhibit 3) held by the party other than Kadokawa immediately before the time when the stock transfer in accordance with the share transfer plan prepared on May 14, 2014 between and by Dwango and Kadokawa ("the Share Transfer" in Exhibit 3) becomes effective is less than 2,200, the total number shall be reduced to that number.

(2)	Class and a number of shares of stock that is an object of the Share Option

The class of a share that is an object of the Share Option shall be common stock of the Company. The number of shares of common stock of the Company newly issued by the Company, or the number of shares of the Company's common stock held by the Company transferred in lieu of the issuance upon exercise of options (hereinafter, the issuance or transfer of the Company's common stock shall be referred to as "the Delivery" of the Company's common stock) shall be obtained by dividing the total amount of Denomination of the Bonds relating to a request for exercise by the conversion price stated in 1. (3) below.

Fractions of a Share will not be issued upon exercise of any share options and no adjustment or cash payment will be made in respect thereof.

(3)	Description of the Asset to be Contributed upon exercise of the Share Options

a.
Upon exercise of each new share options, the relevant Bond shall be deemed to be acquired by the New Obligor as a capital contribution in kind by the relevant Bondholder at the price equal to the principal amount of the Bond.Denomination.

b.
The conversion price shall be the amount corresponding to the amount calculated by dividing the conversion price for the Convertible Bond before assumption that is effective immediately before the Share Transfer becomes effective by 1,168 (Any fraction less than one yen shall be discarded.)

c.
If the Company newly issues its common stock or disposes its common stock held by the Company at the amount paid below the market price of its common stock after the issuance of the Convertible Bond, the conversion price will be adjusted by the following formula. "The number of outstanding shares" in the following formula means the total number of outstanding common stock of the Company (excluding the number of treasury shares owned by the Company).

				the number of issued shares	+	the number of newly issued/disposed shares	×	Amount paid per share
Conversion price after adjustment	=	Conversion price before adjustment	×			Market price per share
				the number of issued shares		+	the number of newly issued/disposed shares

In addition, the conversion price will be appropriately adjusted on splitting (including allotment of shares without contribution) or consolidation of shares, issuance of share options enabling a request for delivery of the Company's common stock at the value below the market value thereof (including those attached to bonds with share options) or certain occasions specified in the terms and conditions of the Convertible Bond. Provided, however, that, no adjustment will be made in the Company's Stock Option Plan or on certain occasions specified in the terms and conditions of the Convertible Bond.

d.
If 95% of the average closing price (any fraction less than one yen shall be round up) ("Revised Reference Share Price" in Exhibit 3) for 15 consecutive trading days up to the date after December 18, 2013 that is selected by the Company (including that selected date) (Japan time, hereinafter referred to as "the Specially Decided Date" in Exhibit 3) falls below the effective conversion price on the Specially Decided Date by more

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than one yen, the Company at its discretion may revise downward the conversion price to the Revised Reference Share Price per share from December 18, 2013 to June 17, 2014. (however, subject to the adjustment made in accordance with c. above within the period from the Specially Decided Date (excluding that Date) to the specially revised date (including that date) to be defined below.) That revision shall become effective on the 14th date from the Specially Decided Date ("the Specially Revised Date" in Exhibit 3). However, if the said Revised Reference Share Price becomes less than 80% of the conversion price that is effective on the Specially Decided Date as a result of the calculation, the conversion price shall be the amount corresponding to 80% of the conversion price that is effective on the Specially Decided Date (however, any fraction less than one yen shall be round up). In addition, a revision of the conversion price pursuant to the provision of this paragraph shall be made only once.

(4)	Matters concerning increased stated capital and capital reserves in cases where shares are issued upon exercise of the Share Options

The amount of increased stated capital in cases where shares are issued upon exercise of the Share Options shall be a half of the maximum amount of increase in capital, etc. calculated pursuant to Article 17, Paragraph 1 of the Corporate Accounting Rules. Any fraction less than one yen arisen from the calculation shall be round up. The amount of increased capital reserve shall be obtained by subtracting the amount of increased capital from the maximum amount of increase in capital, etc.

(5)	Period when the Share Options can be exercised

From the date when the Share Transfer becomes effective ("the Effective Date of the Share Transfer" in Exhibit 3) to the closing of bank operation on December 4, 2014 (both on London time). However, if the Bonds are redeemed before maturity pursuant to the provision stipulated in following 2.(4) b. or e., the period ends at the closing time of bank operations (London time) of five operations days before the said redemption day. Furthermore, if the Company forfeits the benefit of time for the Bonds, the period ends at the time of the forfeiture of benefit of time. In any of the above occasions, the Share Options may not be exercised after December 4, 2014.

Notwithstanding the above, if a Shareholder fix date (to be defined below) is designated either by law or the Company's Articles of Incorporation, in case the period from the calendar day in Japan when the Share Option is effectively exercised ("the Exercise Date" in Exhibit 3) to the Shareholder fix date falls below four operation days in Tokyo, the Share Options may not be exercised for the period from the exercise date to Shareholder fix date is less than the said four operation days (both of the Exercise Date and the Shareholder fix date are included in the calculation of the four operation days).

"The Shareholder fix date" is a date specified in order to determine shareholders associated with Article 151 Paragraph 1 of the Act on Book-Entry of Company Bonds, Shares, etc. (No. 75 of the Act in 2001)

(6)	Other conditions for exercising the Share Options

Partial exercising of the Share Options may not be made.

(7)	Place where a request for exercising the Share Options is accepted

Predetermined offices of Sumitomo Mitsui Banking Corporation Europe Limited, London will accept such request.

(8)	Delivery of share options by a New obligor, etc. in the event of organizational restructuring, etc.

A.
If the Company conducts organizational restructuring, etc. (defined in the following 2.(4)c.), the Company shall make a New obligor, etc. (defined below) assume the position as a main obligor of the Convertible Bond pursuant to the Terms and Conditions of the Convertible Bond and issue new share options replacing the Share Options unless the Convertible Bonds are redeemed prior to the Effective Date of the organizational restructuring. On such occasion, the Company shall make utmost efforts to ensure that the New obligor, etc. is a listed company in Japan on the Effective Date of the organizational restructuring.

"A New obligor, etc." means a company that exists after the organizational restructuring, etc. and assumes the Company's obligation relating to the Convertible Bond and/or the Share Options.

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"The Effective Date of the organizational restructuring" means the date when each organizational restructuring is scheduled to be effective.

B.	Details of share options of the New obligor, etc. to be delivered pursuant to the provision of said A. shall be as follows;

a.	The number of share options of the New obligor, etc. to be delivered

The same as the number of the Share Options owned by holders of the remaining Convertible Bond immediately before the Effective Date of the organizational restructuring

b.	Class of stock that is an object of share options of the New obligor, etc.

Common stock of the New obligor, etc.

c.	The number of shares of stock that is an object of share options of the New obligor, etc.

To be decided, while considering conditions, etc. of the said organizational restructuring, etc. and the following matters, as well as referring to Terms and Conditions of the Convertible Bond. The conversion price shall be subject to the adjustment and revision similar to those stipulated in the above 1.(3)c. and d.

(i)
In the event of a merger, stock exchange or stock transfer, the conversion price shall be determined so that a holder of the Company's common stock may obtain the same number of shares of common stock of a New obligor pursuant to the organizational restructuring by exercising the share options for the New obligor immediately after the Effective Date of the organizational restructuring as the number of shares of common stock of the Company that would be obtained by exercising the Share Options immediately before the Effective Date of the organizational restructuring. If any securities or properties other than common stock of a New obligor are delivered at the reorganization restructuring, the number of shares of common stock of a New obligor, etc. equivalent to the number obtained by dividing the value of that securities or property by the market price of common stock of a New obligor, etc. may also be given.

(ii)
In the event of organizational restructuring other than the above (i), the conversion price shall be determined so that exercising share options of a New obligor, etc. immediately after the Effective Date of the organizational restructuring may bring the similar economic benefit equivalent to that a holder of the Convertible Bond obtains by the Share Options immediately before the Effective Date of the organizational restructuring.

d.	Description of the Asset to be Contributed upon the exercise of share options of a New obligor, etc.

Upon exercise of share options of a New obligor, etc., each Bond shall be contributed. The value of the contributed bonds shall be the same as the Denomination of the Bonds.

e.	Share options New obligor Exercised Period

From the Effective Date of the organizational restructuring or the date when share options of a New obligor, etc. are delivered based on the above i., whichever is later, to the expiration of the exercise period of the Share Options stipulated in the above 1.(5).

f.	Conditions for exercising share options of a New obligor, etc.

Partial exercise of share options of a New obligor, etc. may not be made.

g.	Matters concerning increased stated capital and capital reserves in cases where shares are issued upon exercise of share options of a New obligor, etc.

The amount of increased stated capital in cases where shares are issued upon exercise of share options of a New obligor, etc. shall be a half of the maximum amount of increase in capital, etc. calculated pursuant to Article 17, Paragraph 1 of the Corporate Accounting Rules. Any fraction less than one yen arisen from the calculation shall be round up. The amount of increased capital reserve shall be obtained by subtracting the amount of increased capital from the maximum amount of increase in capital, etc.

h.	Exercising share options upon reorganizational restructuring, etc.

In case where reorganizational restructuring, etc. occurs in a New obligor, etc., similar handling to the

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 Convertible Bond shall be made.

i.	Others

Any fraction less than one share arisen from the exercise of share options of a New obligor, etc. shall be discarded without adjusting by cash. Share Options of a New obligor, etc. may not be assumed if they are separated from the succeeded bonds.

2.	Matters concerning the Bonds

(1)	Aggregate principal amount of the Bonds

Of initial obligation of 11,000,000,000 yen concerning the bond of the Convertible Bond before assumption, unredeemed amount immediately before the Share Transfer becomes effective

(2)	Denomination of each Bond

5,000,000 yen

(3)	Manner and deadline of payment of interests of the Bonds

a.	Coupon and Interest payment of the Bonds

(i)	Coupon

An annual rate of 1.0% for the Denomination of the Bond

(ii)	Interest payment

Interests of the Bonds shall be born from the Effective Date of the Share Transfer (excluding that date) to the date of redemption (including thereof). Interests for 6 months shall be paid on March 31 and September 30 of every year. In the final payment on December 18, 2014, interests carried from September 30, 2014 (excluding that day) to December 18, 2014 (including that day) shall be paid.

(iii)	A coupon shall be attached to each Bond for the above payments.

(iv)	No interests shall be carried after the redemption date. (Any fraction less than one yen shall be round off.)

(v)	Interests shall be calculated by deeming one year 360 days and one month 30 days.

(vi)	If a day when interests should be paid falls on a bank holiday, the payment will be deferred to the next bank operation day.

b.	The place of interest payment

The same as the place of payment of redemption amount of the Bond stated in (8) below.

(4)	Manner and deadline of redemption

a.	Final maturity

At par of Denominationon December 18, 2014.

b.	Early redemption by a change of the tax system

If the Company makes Daiwa Securities SMBC Europe understand the obligation of additional payment concerning payment regarding the Bonds by the 2.(7)a. below arises or will arise, the Company may redeem the whole of remaining Bonds (partial redemption is not possible) at 100% of the Denomination of the Bonds with accrued interest up to the date of redemption prior to maturity after the day following the Effective Date of the Share Transfer, by giving more than 30 days less than 60 days prior notice to a holder of the Convertible Bond.

Notwithstanding the foregoing, in case where the Company gives a notice of redemption due to a change in the tax system and where the Denomination of the remaining Bonds is more than 10% of the Denomination of the Bonds at issuance at the time of giving such notice, each holder of the Bonds shall have a right to choose to have no redemption before maturity regarding the Bond that holder owns. This shall be written on the notice of

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redemption due to a change in the tax system. On this occasion, the Company shall have no obligation to make additional payment regarding payment of the Bonds specified in the following 2.(7)a. and the payment concerning the Bonds after payment date shall be made after withholding or deducing tax and public dues stipulated in the following 2.(7)a.. The right of the holder of the Convertible Bond shall be exercised by giving a written notice 20 days prior to the said date of redemption before maturity.

c.	Redemption prior to maturity due to reorganizational restructuring

(i) If an event of merger (as hereinafter defined) is proposed (in case where new share options replacing the Share Options are not given to the creditors of the Company), (ii) if an event of making a holding company (as hereinafter defined) is proposed (unless transfer or assumption of the Company's obligation for the Bonds to a New obligor, etc. is proposed), (iii) if reorganizational restructuring, etc. (as hereinafter defined) (new share options are given by a New obligor, etc. to the Company's creditor in lieu of the Share Options)is not proposed as specified in the manner of exercising the Share Options, or (iv) if the Company, on or prior to the occurrence day of the restructuring, sends a certificate describing that the Company does not assume at that point that common stock of a New obligor, etc. is expected to be listed or continues to be listed as of the effective date of occurrence of reorganizational restructuring, etc. with the reason thereof with a signature of a representative director to a managing company, the Company, by giving a notice 30 days prior to the date of redemption before maturity in Tokyo to the holders of the Convertible Bond, shall redeem the whole remaining Bonds (partial redemption is impossible) at the following redemption amount with accrued interests before the date of redemption before maturity and additional payment (if any) based on the following 2.(7)a. on the redemption date (such redemption date shall be before the effective date of the reorganizational restructuring, in principle) designated in such notice. However, such redemption shall require the approval of the reorganizational restructuring in the shareholders meeting of an issuing company (or in the Board of Directors of the issuing company if the approval at the shareholders meeting is not required).

The redemption amount applied in the aforementioned redemption shall be calculated in a certain method according to the redemption date or the parity of the Convertible Bond, so that the amount reflects the value of the Convertible Bond at the time of redemption, while taking into account interest rates, the share price of the Company's common stock, volatility or other market situations at the time of decision of the conversion price specified in the aforementioned 1.(3)b. The lowest redemption price calculated in such method shall be 100% of the Denomination of the Bonds and the highest redemption amount shall be 130% thereof. Details of such method shall be determined at the same time as decision of the conversion price as specified in 1.(3)b., by the Company's board of directors based on the authority given.

"The reorganization restructuring, etc." collectively means the resolution adopted in the Company's shareholder meeting (or the Board of Directors, if the stockholder meeting is not required), which approves (1) a merger of the Company with other companies (including consolidation-type merger or absorption-type merger, but excluding the occasion where the Company is a surviving company, the same shall apply hereinafter, "event of merger"), (ii) splitting of company (including consolidation-type splitting or absorption-type splitting, but limiting to the case where the Company's obligation on the Convertible Bond is transferred to the company after split), (iii) exchange or transfer of stock (limiting to the case where the Company becomes a wholly owned company by other company, "event of making a holding company") or (iv) any other conduct of reorganizational restructuring stipulated in the laws of Japan (limiting to the case where the Company's obligation on the Convertible Bond is transferred or assumed to any other company).

d.	Redemption before maturity due to delisting, etc.

(i) If a person other than the Company ("the Tender Offeror" in Exhibit 3) makes a tender offer pursuant to the Financial Instruments and Exchange Act, (ii) the Company expresses an opinion agreeing with that tender offer, (iii) the Company or the Tender Offeror discloses or accepts on a tender offer notification, etc. that the acquisition of shares of the Company's common stock in that tender offer by the Tender Offeror may result in delisting of the Company's common stock (excluding the case where the Company or the Tender Offeror discloses that it makes utmost efforts to keep the Company a listed company in Japan) , and (iv) the Tender Offeror obtains shares of the Company's common stock in the tender offer, the Company, by giving holders of the Convertible Bond a notice within 14 days from the settlement commencement date of the Company's common stock pursuant to the tender offer, on the redemption date designated in the notice (that redemption

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date shall be any date between the 14th and 30th operation date from the day of such notice) shall redeem before maturity the entire remaining Bonds (partial redemption is not allowed) for the redemption amount (the lowest amount shall be 100% of the face amount of the Bond and the highest shall be 130% thereof) to be calculated in the manner similar to that applied in the redemption set out in c. above with accrued interests carried up to the date of redemption before maturity and additional money (if any) based on (7)a. below.

Notwithstanding the foregoing, if the Company or the Tender Offeror discloses on a tender offer notification, etc. that it will make reorganizational restructuring, etc. after the acquisition date of the Company's common stock by the tender offer, the provision of this d. relating to the Company's obligation on redemption shall not be applied. However, if that reorganizational restructuring, etc. does not occur within 60 days from that settlement commencement date, the Company, by giving holders of the Convertible Bond a notice within 14 days from the final date in the 60 days period, on the redemption date designated in the notice (that redemption date shall be any date between the 14th and 30th operation date from the day of such notice) shall redeem before maturity the entire remaining Bonds (partial redemption is not allowed) for the redemption amount stated above with accrued interests carried up to the date of redemption before maturity and additional money (if any) based on (7)a. below.

e.	Redemption before maturity by Clean Up Call provision

If the principal balance as of the notice date stated below falls below 10% of the sum of the Denomination of the Bonds that are initially issued, the Company by giving holders of the Convertible Bond a prior notice more than 30 days and less than 60 days may redeem before maturity the entire remaining Bonds (partial redemption is not allowed) for 100% of the Denomination of the Bonds with accrued interests carried up to the date of redemption before maturity during the period from the day following the Effective Date of the Share Transfer to December 17, 2014.

f.	Cancellation of bonds by purchase

The Company or its subsidiary in accordance with the regulation of the Swiss National Bank at any time and at any price may purchase the Convertible Bonds via a purchase underwriter and cancel them by delivering the purchased Convertible Bonds to Daiwa Securities SMBC Europe. On such occasion, Daiwa Securities SMBC Europe must immediately cancel these bonds.

g.	Mandatory redemption due to default, etc.

In case where non-fulfillment of payment obligation for the Bonds or certain events set out in the Terms and Conditions for the Convertible Bond occurs and Daiwa Securities SMBC Europe notifies the Company of the forfeiture of the benefit of time of the remaining bonds, the Company must redeem the entire remaining bonds for 100% of the Denomination of the Bonds unless the Company cures that event or takes certain measures set out in the Terms and Conditions for the Convertible Bond within 15 days from the receipt of that notice.

(5)	Style of the certificate of the Convertible Bond

The face of the Convertible Bond certificate shall be a bearer bond with share option indicating each Bond with the Denomination of 5 million yen and 1 share options ("the Bond Certificate with the Share Option" in Exhibit 3). Holders of the Convertible Bond may not require that the Bond certificate should be name bond.

(6)	Security and guarantee of the bonds

None

(7)	Special provision

a.	Payment of additional money

If withholding or deduction of the present or future taxes or public duties imposed by Japan or other party in Japan holding a right to impose tax is required by laws, the Company shall pay to certain holders of the Convertible Bond, who are non-residents of Japan or foreign companies the additional amount at the same amount as the amount that would be paid without such withholding of tax, except certain occasions set out in the Terms and Conditions for the Convertible Bond.

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b.	Limitation on granting of a security

The Company will not create a pledge, mortgage or any other security on the Company's present or future assets or revenues for holders of the bonds with regard to present or future foreign bond (defined below), guarantee or compensation of foreign bonds or other similar obligations, as far as the Convertible Bonds remain, except where the benefit of such security is brought equally at a certain rate to the Convertible Bond, or security or guarantee deemed sufficient by Daiwa Securities SMBC Europe or approved by a special resolution in the creditor meetings of the Convertible Bond is presented for holders of the Bonds.

"Foreign Bond" stated in the above means of all obligations indicated by a bond, note or debenture issued by the Company (corresponding to a corporate bond in the laws of Japan with its redemption period exceeding one year), (i) bond denominated in yen currency other than in Japan or (ii)bond denominated in Japanese yen with a majority of its total principal amount initially solicited or sold outside of Japan by the Company or with the approval of the Company, and, on any of occasions of (i) or (ii), bond having the trading market, being or being to be scheduled to be listed or regularly traded for the time being in securities markets, over-the-counter markets or similar markets outside of Japan.

(8)	The place of payment of redemption amount of the Bond

To be paid in the predetermined office of Daiwa Securities SMBC Europe

3.	Listing

Not applicable.

4.	Stable operation trading

Not applicable.

5.	Other necessary matters concerning the issuance of the Convertible Bond shall be decided by the representative director of the Company or as set out in the purchase agreement.

6.	Manner of allotment

The bond shall be allotted to holders of the remaining Convertible Bond before assumption held by persons other than Kadokawa immediately before the Share Transfer becomes effective at the same amount as the bond amount concerning the Convertible Bond before assumption they hold.

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3.	Matters concerning the reasonability of the provision stated in Article 773 Paragraph 1 Item 5 and Item 6 of the Companies Act

(1)	Matters concerning the total number of the consideration for the share transfer and the reasonability of allotment

The Company and KADOKAWA upon establishment of an integrated holding company by the Share Transfer has decided the allotment ratio of common stock of the integrated holding company to be allotted to each shareholder of the Company and KADOKAWA ("the Share Transfer Ratio") and judged it reasonable.

i)	Details of allotment for the share transfer

	The Company	KADOKAWA
Share transfer ratio	1	1.168

Pursuant to the Share Transfer, 1 shares of common stock of the Integrated Holding Company will be allotted and delivered per share of common stock of the Company, and 1 .168 shares of common stock of the Integrated Holding Company will be allotted and delivered per share of common stock of KADOKAWA. If any fractions less than one share arise in the number of shares of common stock of the Integrated Holding Company to be delivered to the shareholders of the Company, an amount will be paid to such shareholders in proportion to the fractional part less than one share in accordance with Article 234 of the Companies Act and the provisions of other relevant laws and ordinances. However, if any circumstances arise that would materially affect the various assumptions on which the calculation is based, the two companies may change the above share transfer ratio upon consultation.

The share unit number of the Integrated Holding Company will be 100 shares.

The application for new listing of shares of the Integrated Holding Company allotted to shareholders of the Company and KADOKAWA pursuant to the Share Transfer is scheduled to be made to the Tokyo Stock Exchange, and because shares of the Integrated Holding Company will be able to be traded if that application is approved, it is believed that liquidity of shares of the Integrated Holding Company will be continuously provided to shareholders of the Company and KADOKAWA to whom in the Share Transfer more than 100 shares of stock of the Integrated Holding Company, which is the share unit number thereof.

Shareholders of the Company or KADOKAWA who pursuant to the Share Transfer receive allotment of less than 100 shares of the Integrated Holding Company are not able to sell such allotted shares on the Tokyo Stock Exchange or any other financial instruments exchange, but such shareholders who come to hold shares less than one unit are able to request the Integrated Holding Company to repurchase the odd lot shares that they hold.

Number of new shares scheduled to be delivered by the Integrated Holding Company through the share transfer: 74,907,650 shares of common stock

The above number is the number of shares calculated from the total number of issued shares and the number of treasury shares of both companies as of March 31, 2014, and because all of the treasury shares held by each of the two companies (including treasury shares acquired if dissenting shareholders exercise their right at the time of the Share Transfer to request that the two companies repurchase their shares as provided for in Article 806(1) of the Companies Act) are scheduled to be cancelled immediately prior to the time at which the Share Transfer takes effect and there is a possibility that share options or the like of the Company may be exercised any time until immediately before the establishment of the Integrated Holding Company, it is possible that the number of new shares to be delivered by the Integrated Holding Company may change.

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ii)	Basis for calculation of the share transfer ratio

A.	Basis for calculation

In order to ensure fairness in the calculation of the share transfer ratio used in the Share Transfer, the Company has appointed JPMorgan Securities Japan Co., Ltd. ("J.P. Morgan") and KADOKAWA has appointed Nomura Securities Co., Ltd. ("Nomura Securities")as financial advisors for the Integration and requested them to each calculate a share transfer ratio, and the Company and KADOKAWA have each received from their respective financial advisor a share transfer ratio calculation report.

J.P. Morgan calculated the value of the shares of the Company and Kadokawa by adopting the average market share price method because the shares of both companies are listed on exchanges and thus have market share prices, and by adopting the DCF method based on publically available information about the two companies and the internal financial analyses and forecasts of the respective two companies submitted to J.P. Morgan in order to reflect the status of future business activities of the two companies.  The valuation ranges of the share transfer ratio calculated by each method are as stated below.  The below valuation ranges of the share transfer ratio are valuation ranges for the shares of common stock of the Integrated Holding Company allotted per share of common stock of Kadokawa in the case that one share of common stock of the Integrated Holding Company is allotted per share of common stock of the Company.

Valuation method              Valuation range of the share transfer ratio

Average market share price method  1 : 1.11 to 1.23

DCF method    1 : 0.95 to 1.46

The reference date used for the average market share price method was May 13, 2014, and J.P. Morgan used the closing share price on the Calculation Reference Date and the closing average share price for the one month, three month and six month periods prior to the Calculation Reference Date.

The future performance and business forecasts of the Company used by J.P. Morgan in its analysis by the DCF method include fiscal years in which large increases in income are expected.  This is mainly because increases in income are expected in the portal business including increases in premium members.

In the future performance and business forecasts of Kadokawa used by J.P. Morgan in its analysis by the DCF method, a large decrease in income is expected for the 2014 fiscal year due to the new businesses investments.  Meanwhile, the 2016 fiscal year onwards include fiscal years in which large increases in income are expected.  This is mainly because income is expected due to the contributions to performance such as by the realization of results from the aforementioned new business investments.

The above share transfer ratio calculation report of J.P. Morgan was prepared solely for the purpose of providing information for and supporting the examination of the Integration by the board of directors of the Company.  J.P. Morgan has not recommended any specific share transfer ratio for the Integration, or recommended that any specific share transfer ratio is the sole appropriate transaction ratio, to the Company or its board of directors.

The Company has also obtained from J.P. Morgan a written opinion (a so-called fairness opinion) as of May 14, 2014 to the effect that the agreed share transfer ratio is fair from a financial perspective for the shareholders of common stock of the Company.

Note:    The following is a supplemental explanation of the assumptions made, matters considered and limitations on examinations undertaken in connection with J.P. Morgan’s fairness opinion and the calculation of the share transfer ratio on which such fairness opinion is based.

In giving its opinion and conducting analyses with respect to the share transfer ratio, on which its opinion is based, J.P. Morgan has relied upon and assumed the accuracy and completeness of all

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information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company and Kadokawa or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan has not independently verified (nor has J.P. Morgan assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness.  J.P. Morgan has not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor has J.P. Morgan evaluated the solvency of the Company or Kadokawa under any laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and Kadokawa to which such analyses or forecasts relate. J.P. Morgan expresses no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan has also assumed that the Share Transfer and the other transactions contemplated by the Integration Agreement and the Share Transfer Plan (collectively, the “Integration Agreements”) will qualify as a tax-free reorganization for Japanese income tax purposes and have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of the Company, and will be consummated as described in the Integration Agreements, and that the definitive Integration Agreements will not differ in any material respects from the draft thereof furnished to J.P. Morgan.  J.P. Morgan has also assumed that the representations and warranties made by the Company and Kadokawa in the Integration Agreements are and will be true and correct in all respects material to J.P. Morgan’s analysis.  J.P. Morgan is not legal, regulatory or tax experts and relied on the assessments made by advisors to the Company with respect to such issues.  J.P. Morgan has further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Share Transfer will be obtained without any adverse effect on the Company or Kadokawa or on the contemplated benefits of the Share Transfer. J.P. Morgan’s opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of the date of its fairness opinion.  It should be understood that subsequent developments may affect its opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm its opinion.

J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, to the Company of the share transfer ratio in the proposed Share Transfer and J.P. Morgan expresses no opinion as to the fairness of the share transfer ratio to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Share Transfer.  J.P. Morgan is expressing no opinion herein as to the price at which common Stock of Kadokawa or common Stock of the Company will trade at any future time.

J.P. Morgan has acted as financial advisor to the Company with respect to the proposed Share Transfer and will receive a fee from the Company for J.P. Morgan’s services, a substantial portion of which will become payable only if the proposed Share Transfer is consummated.  In addition, the Company has agreed to indemnify J.P. Morgan for certain liabilities arising out of J.P. Morgan’s engagement.  Please be advised that during the two years preceding the date of the fairness opinion, neither J.P. Morgan nor its affiliates had any other material financial advisory or other material commercial or investment banking relationships with the Company or Kadokawa.  In the ordinary course of J.P. Morgan’s businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or Kadokawa for its own account or for the accounts of customers and, accordingly, J.P. Morgan may at any time hold long or short positions in such securities.

B.	Process of calculation

As stated in "A." above, the Company requested J.P. Morgan and KADOKAWA requested Nomura Securities to calculate the share transfer ratio to be used in the Share Transfer, and with reference to the results of the calculations of those third parties and, further, as a result of comprehensively taking into account the financial circumstances, the state of assets, the future

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prospects, and other such factors of both companies and, furthermore, after careful discussions and negotiations on the share transfer ratio, the two companies finally came to the conclusion as of May 14, 2014 that the above share transfer ratio is acceptable, and agreed on and determined the above share transfer ratio.

C.	Relationships with calculation institutions

J.P. Morgan does not constitute a "related party" of the Company or KADOKAWA and does not have any material conflicts of interest with either of the two companies. Nomura Securities, too, does not constitute a "related party" of the Company or KADOKAWA and does not have any material conflicts of interest with either of the two companies.

D.	Measures to ensure fairness

To ensure fairness, the Company has obtained a written opinion (a so-called fairness opinion) from J.P. Morgan as of May 14, 2014 to the effect that the agreed share transfer ratio is fair from a financial perspective for the shareholders of the Company based on the assumptions stated in "A. Basis for calculation" above and other certain assumptions.

KADOKAWA, too, has obtained a written opinion (a so-called fairness opinion) from Nomura Securities  as of May 14, 2014 to the effect that the agreed share transfer ratio is fair from a financial perspective for the shareholders of the common stock of KADOKAWA based on certain assumptions.

In addition, the Company has retained Nishimura & Asahi and KADOKAWA has retained Mori Hamada & Matsumoto as legal advisers, and the Company and KADOKAWA have each received advice therefrom on matters such as the procedures for, and the method and process for decision making regarding, the Share Transfer.

Nishimura & Asahi does not constitute a "related party" of either of the two companies and does not have any material conflicts of interest with either of the two companies. Mori Hamada & Matsumoto, too, does not constitute a "related party" of either of the two companies and does not have any material conflicts of interest with either of the two companies.

(2)	Matters relating to stated capital and capital reserves of the wholly owing parent company

The Company and KADOKAWA have decided upon the establishment of the Integrated Holding Company pursuant to the Share Transfer amounts of the stated capital and capital reserves thereof as below:

i)	Amount of stated capital 20,000,000,000 yen

ii)	Amount of capital reserve 20,000,000,000 yen

iii)	Amount of retained earnings reserve 0 yen

These amounts of stated capital and capital reserves have been decided while comprehensively considering and examining capital policies, etc. of the Integrated Holding Company after establishment in consultation between the Company and KADOKAWA and within the scope of provisions of Article 52 of the Corporate Accounting Rules.

4.	Matters concerning the reasonability of the provision stated in Article 773 Paragraph 1 Item 9 and Item 10 of the Companies Act

The Company and KADOKAWA upon the Share Transfer, with regard to the share options attached to the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 issued by KADOKAWA (meaning the convertible bond stated in Exhibit 2 of the Share Transfer Plan, the same will be applied hereinafter), has decided to allot to holders thereof, based on contents of the share options and the share transfer ratio, share options of the Integrated Holding Company (meaning the share options of the Integrated Holding Company

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attached to the convertible bonds of the Integrated Holding Company stated in Exhibit 3 of the Share Transfer Plan) replacing them they hold, and to make the Integrated Holding Company assume all unredeemed obligation for the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 immediately before the time when the Share Transfer becomes effective.

This decision has been made by the Company and KADOKAWA in order to enable holders of the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 to maintain as equal right as before to the extent possible even after the Share Transfer, and convertible bonds of the Integrated Holding Company having the same contents as the yen-denominated convertible bonds of Kadokawa Group Holdings, Inc. due 2014 are set and then one convertible bond of the Integrated Holding Company will be delivered per yen-denominated convertible bond of Kadokawa Group Holdings, Inc. due 2014.

5.
Disposition of important properties, burden of important obligations and other events having a great impact on the situation of company's properties that arise in KADOKAWA after the end day of the final business year

KADOKAWA made FromSoftware, Inc. its subsidiary by acquiring shares on May 21th, 2014.

6.
Disposition of important properties, burden of important obligations and other events having a great impact on the situation of company's properties that arise in the Company after the end day of the final business year

The Company split one share of its stock to 200 shares and applied the unit share system making the number of unit shares 100 as of October 1, 2013. The amount of stated capital has not been changed upon the stock splitting.

The Company acquired whole shares of its equity method affiliate, MAGES. Inc. on December 2, 2013 and made it a consolidated subsidiary.

The Company in its Board of Directors held on November 14, 2013 adopted a resolution to introduce an incentive plan for employees "Stock-benefit-trust type ESOP."

The Company in its Board of Directors held on November 14, 2013 adopted a resolution to repurchase its stock and acquired 53,000 shares of common stock.

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7.	Matters relating to persons who will become directors of a wholly-owing parent company established pursuant to the share transfer

			(1)	The number of shares of Dwango they hold
Name	Brief personal history, positions and responsibilities in the Company		(2)	The number of shares of Kadokawa they hold
(Date of birth)	and important concurrent positions in other companies		(3)	The number of shares of the holding company they are allotted
	April 1991:	Joined Software Japan Co., Ltd.
	August 1997:	Representative Director and President of the Company.
	September 2000:	Representative Director and Chairman of the Company. (present)
Nobuo Kawakami	June 2006:	Director of Avex Group Holdings Inc.	(1)	6,062,700 shares
(September 6, 1968)	June 2011:	Director of KADOKAWA (present)	(2)	0 shares
	March 2013:	Director and Chairman of smiledge Co., Ltd. (present)	(3)	6,062,700 shares
	June 2013:	Director of khara, Inc. (present)
	March 2014:	Director of Reinforce, Inc. (present)

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		(1)	The number of shares of Dwango they hold
Name	Brief personal history, positions and responsibilities in the Company	(2)	The number of shares of Kadokawa they hold
(Date of birth)	and important concurrent positions in other companies	(3)	The number of shares of the holding company they are allotted
	May 1986:	Director of Kadokawa Media Office
	June 1992:	Representative Director and Managing Director of Kadokawa Media Office
	October 1992:	Representative Director of MediaWorks Inc.
	March 1993:	Representative Director and Senior Managing Director of MediaWorks Inc.
	June 1995:	Representative Director and President of MediaWorks Inc.
	June 1999:	Director of KADOKAWA
	April 2000:	Representative Director and President of Toy's Works Inc.
	September 2000:	Auditor of the Company.
	April 2003:	Managing Director of KADOKAWA
	April 2003:	Representative Director and President of Character & Anime.com Corporation (present Chara-Ani Corporation)
	June 2004:	Representative Director and President of MediaLeaves, Inc.
Tatsuo Sato	June 2004:	Representative Director and Chairman of Enterbrain, Inc.	(1)	0 shares
(September 18, 1952)	April 2005:	Representative Director and Chairman of MediaWorks Inc.	(2)	159,300 shares
	October 2005:	Director and Chairman of Fujimi Shobo Co., Ltd.	(3)	186,062 shares
	December 2005:	Representative Director and President of Kadokawa Mobile Inc. (present BOOK WALKER Co., Ltd.)
	February 2006:	Representative Director, Chairman and President of MediaLeaves, Inc.
	February 2006:	Representative Director and President of ASCII Corporation
	June 2006:	Director of KADOKAWA
	April 2007:	Representative Director and Chairman of Kadokawa Production Inc.
	April 2008:	Representative Director, President and COO of KADOKAWA
	December 2009:	Director of the Company. (present)
	June 2010:	Representative Director and President of KADOKAWA
	March 2013:	Director and Vice Chairman of smiledge Co., Ltd. (present)
	April 2013:	Representative Director, President, Executive General Manager of the General IP Business Headquarters and Executive General Manager of the General International Business Headquarters of KADOKAWA
	April 2014:	Director and Adviser, Executive General Manager of the General IP Business Headquarters and Executive General Manager of the General International Business Headquarters of KADOKAWA (present)

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		(1)	The number of shares of Dwango they hold
Name	Brief personal history, positions and responsibilities in the Company	(2)	The number of shares of Kadokawa they hold
(Date of birth)	and important concurrent positions in other companies	(3)	The number of shares of the holding company they are allotted
	March 1966:	Joined KADOKAWA
	September 1973:	Director of KADOKAWA
	November 1975:	Senior Managing Director of KADOKAWA
	June 1992:	Director and Vice-president of KADOKAWA
	September 1992:	Retired from Directorship of KADOKAWA
	October 1993:	Representative Director and President of KADOKAWA
	July 1995:	Executive President of the Kadokawa Culture Promotion Foundation (present)
	April 1999:	President of Kadokawa Media (TAIWAN) Co., Ltd. (present KADOKAWA TAIWAN CORPORATION)
	June 2002:	Representative Director, Chairman and CEO of KADOKAWA
	August 2002:	Representative Director and Chairman of Kadokawa Daiei Pictures, Inc.
Tsuguhiko Kadokawa	April 2003:	Representative Director, President and CEO of KADOKAWA	(1)	0 shares
(September 1, 1943)	April 2003:	Representative Director, Chairman and CEO of Kadokawa Shoten Publishing Co., Ltd.	(2)	819,658 shares
	May 2004:	Representative Director and President of the Japan Video Promotion Co.	(3)	957,360 shares
	April 2005:	Representative Director, Chairman and CEO of KADOKAWA
	May 2005:	President, Kadokawa Holdings U.S. Inc.
	December 2005:	Representative Director and Chairman of Kadokawa Mobile Inc. (present BOOK WALKER Co., Ltd.)
	June 2010:	Chairman of the Board of KADOKAWA(present)
	February 2013:	Representative Director and President of Kadokawa Ascii Research Laboratories, Inc. (present)

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		(1)	The number of shares of Dwango they hold
Name	Brief personal history, positions and responsibilities in the Company	(2)	The number of shares of Kadokawa they hold
(Date of birth)	and important concurrent positions in other companies	(3)	The number of shares of the holding company they are allotted
	April 1986:	Joined The Bank of Tokyo, Ltd.(present The Bank of Tokyo-Mitsubishi UFJ, Ltd
	September 1991:	Joined SPARX Asset Management Co., Ltd. (present SPARX Group Co., Ltd.)April 1990:
	May 1992:	Managing Director of SPARX Asset Management Co., Ltd. (present SPARX Group Co., Ltd.)
	January 1995:	Representative Director and President of Interaset Co., Ltd. (present)
	September 2004:	Senior Managing Director of Avex Inc.(present Avex Group Holdings Inc.)
	December 2006:	Director of the Company.
	May 2009:	Representative Senior Managing Director of Avex Group Holdings Inc.
	April 2010:	Representative Director and President of Executive Director of Avex International Holdings Ltd.
Takashi Araki	July 2012:	Chief Operating Officer (COO) of the Company.	(1)	37,300 shares
(June 16,1957)	December 2012:	Representative Director and President of the Company. (present)	(2)	0 shares
		Director of DWANGO Mobile Co., Ltd. (present)	(3)	37,300 shares
Director of Spike Chunsoft Co., Ltd.
	March 2013:	Director of Smiledge Co., Ltd. (present)
	November 2013:	Director of DWANGO User Entertaiment Co., Ltd (present)
	December 2013:	Director of MAGES.Inc.(present)

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		(1)	The number of shares of Dwango they hold
Name	Brief personal history, positions and responsibilities in the Company	(2)	The number of shares of Kadokawa they hold
(Date of birth)	and important concurrent positions in other companies	(3)	The number of shares of the holding company they are allotted
	April 1999:	Joined KADOKAWA
	June 2000:	Director in charge of the New Business Development Division of KADOKAWA
	April 2001:	Director in charge of Media Strategy Division of KADOKAWA
	April 2002:	Director and Manager of the Financial Affairs Division and the Accounting Division of KADOKAWA
	October 2004:	Representative Director and President of SS Communications Inc.
	July 2009:	Representative Director and President of K. Sense Co.
	September 2009:	Representative Director and Chairman of K. Sense Co.
	October 2009:	Manager of the Financial Affairs Division and the IR/Publicity Division of KADOKAWA
Masaki Matsubara (April 11, 1953)	April 2010:	Manager of the Financial Affairs Division, the IR/Publicity Division and the Overseas Business Promotion Division of KADOKAWA	(1)	0 shares
	June 2010:	Director of KADOKAWA	(2)	11,200 shares
	July 2010:	Director and General Manager of the Financial Affairs Division, the IR/Publicity Division and the Overseas Business Promotion Division of KADOKAWA	(3)	13,081 shares
	June 2012:	Managing Director and General Manager of the Financial Affairs Division and the IR/Publicity Division of KADOKAWA
	April 2013:	Managing Director and Executive General Manager of the General Management Headquarters of KADOKAWA
	April 2014:	Representative Director, President, Executive General Manager of the General Management Headquarters of KADOKAWA (present)
	April 1988:	Joined ASCII Corporation
	June 1996:	Representative Director and President of Enterbrain, Inc.
	November 2002:	Representative Director of MediaLeaves, Inc.
	November 2003:	Representative Director and President of MediaLeaves, Inc.
Hirokazu Hamamura (February 8, 1961)	September 2009:	Representative Director and President of Kadokawa Content Gate Corp. (present BOOK WALKER Co., Ltd.)	(1)	0 shares
	June 2012:	Director of KADOKAWA	(2)	7,100 shares
	March 2013:	Director of smiledge Co., Ltd. (present)	(3)	8,292 shares
	April 2013:	Managing Director and Executive General Manager of the General Media & Information Business Headquarters of KADOKAWA (present)
	March 2014:	Director of Reinforce, Inc. (present)

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		(1)	The number of shares of Dwango they hold
Name	Brief personal history, positions and responsibilities in the Company	(2)	The number of shares of Kadokawa they hold
(Date of birth)	and important concurrent positions in other companies	(3)	The number of shares of the holding company they are allotted
	April 1988:	Joined Tokyo Gas Co., Ltd.
	June 1996:	Director and Vice President of Hypernet Corporation
	September 1997:	Joined NTT Mobile Network Inc.(present NTT DOCOMO, INC.)
	July 2001:	General Manager of i-mode Planning Division
	June 2005:	Executive Director and General Manager of Multimedia Service Division
	May 2008:	Guest Professor, Keio University Graduate School of Media and Governance (present)
Takeshi Natsuno	June 2008:	Director, SEGA SAMMY HOLDINGS (present) ,	(1)	70,000 shares
(March 17,1965)		Director, PIA Corporation (present)	(2)	0 shares
		Director, Transcosmos Inc.(present)	(3)	70,000 shares
	December 2008:	Director of the Company. (present)
	June 2009:	Director of DLE Inc. (present)
	September 2009:	Director of GREE, Inc. (present)
	April 1986:	Joined Nomura Securities Co.,Ltd..
	April 1988:	Joined Credit Suisse Trust Bank, Limited ..
	April 1990:	Joined SPARX Asset Management Co., Ltd. (present SPARX Group Co., Ltd.)
	May 1994:	Joined The Dreyfus Corporation
	December 1997:	Joined Fiduciary Trust Company International(present Franklin Resources Inc )
	September 2000:	Joined Interaset Inc.
Yuriya Komatsu	November 2004:	Joined World Eye Capital Inc.	(1)	7,300 shares
(October 18,1962)	June 2006:	Joined Olympus Capital Holdings Asia	(2)	0 shares
	July 2010:	Joined Daiwa Quantum Capital Daiwa Partners I, L.P.	(3)	7,300 shares
	August 2010:	Executive Director of Otsuka Chemical Co., Ltd.
	August 2012:	Supervisor of the Company.
	January 2013:	Supervisor of Otsuka Chemical Co., Ltd. (present)
Executive Director, Executive General Manager, CFO of Corporate Department (present)

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		(1)	The number of shares of Dwango they hold
Name	Brief personal history, positions and responsibilities in the Company	(2)	The number of shares of Kadokawa they hold
(Date of birth)	and important concurrent positions in other companies	(3)	The number of shares of the holding company they are allotted
	April 1981:	Joined Recruit Co., Ltd. (present Recruit Holdings Co., Ltd.)
	April 1998:	Joined Transcosmos Inc.
	June 1998:	Managing Director of Transcosmos Inc.
	June 1999:	Senior Managing Director of Transcosmos Inc.
	December 1999:	Director of Kadokawa Interactive Media Co., Ltd.
	April 2000:	Representative Director and Vice-president of Transcosmos Inc.
	September 2002:	Representative Director, President and CEO of Transcosmos Inc.
Koji Funatsu	June 2003:	Representative Director, Chairman and CEO of Transcosmos Inc. (present)	(1)	0 shares
(March 18, 1952)	June 2005:	Auditor of Walker Plus Co.	(2)	0 shares
	November 2005:	Auditor of Chara-Ani Corporation	(3)	0 shares
	June 2006:	Director of Kadokawa Cross Media Co.
	June 2006:	Director of Kadokawa The Television Co.
	June 2008:	Director of Kadokawa Marketing Co., Ltd.
	June 2009:	Director of KADOKAWA (present)
	January 1983:	Joined Armstrong Inc.(USA)
	January 1990:	Joined The Walt Disney Company (Japan) Ltd.
	February 1993:	Representative of Disney Home Video Japan Home Video Division
	January 1995:	Vice President of The Walt Disney Company
	January 1998:	Senior Vice President of The Walt Disney Company
Koji Hoshino	January 2000:	Senior Executive Vice President of The Walt Disney Company	(1)	0 shares
(May 7,1956)		Representative Director and President of The Walt Disney Company (Japan) Ltd.	(2)	0 shares
	June 2007:	Representative Director and Chairman of The Walt Disney Company (Japan) Ltd.	(3)	0 shares
	January 2008:	President of STUDIO GHIBLI Inc.(present)
	June 2011:	Director of the Company. (present)
	April 1997:	Joined Long-Term Credit Bank of Japan (present Shinsei Bank, Limited)
	June 2000:	Auditor of ASO CEMENT Co.,Ltd.(present ASO CORPORATION)
	June 2001:	Director of ASO CEMENT Co., Ltd..(present ASO CORPORATION)
	August 2001:	Director of ASO CEMENT Co., Ltd..(present ASO CORPORATION) (present)
Iwao Aso	December 2005:	Director of the Company. (present)	(1)	0 shares
(July 17,1974)	June 2006:	Senior Managing Director of ASO CORPORATION	(2)	0 shares
	October 2008:	Representative Director, Vice President of ASO CORPORATION	(3)	0 shares
	June 2010:	Representative Director, President of ASO CORPORATION (present)
	December 2012:	Director of GYOSEI Corporation (present)

Notes:	1.	The number of shares of the Company and KADOKAWA they hold is described based on the status

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of holding as of March 31, 2014. The number of shares of the Holding Company they are allotted is described based on the status of holding and considering the share transfer ratio.

2.	The following candidates for directors have beneficial relationships with the Company or KADOKAWA Co., Ltd., as described below:

1)	The candidates for directors Messrs. Nobuo Kawakami and Takashi Araki concurrently serve as Representative Directors of the Company with which KADOKAWA has business relations, including licensing.

2)
The candidate for director Mr. Tsuguhiko Kadokawa serves concurrently as Executive President of the Kadokawa Culture Promotion Foundation, with which KADOKAWA has business relations, including the lease of real estate and purchase/sale of real estate.

3)	The candidate for director Mr. Masaki Matsubara serves concurrently as Representative Director of KADOKAWA, with which the Company has business relations, including licensing.

4)
The candidate for director Mr. Koji Funatsu serves concurrently as Representative Director, Chairman and CEO of Transcosmos Inc., with which KADOKAWA has business relations, including the payment of advertisement fees, etc. There are also transactions of shares of FromSoftware, Inc. held by Transcosmos Inc. in connection with the conversion of FromSoftware, Inc. into KADOKAWA's subsidiary.

5)	The candidate for director Koji Hoshino serves concurrently as President of STUDIO GHIBLI Inc., with which KADOKAWA has business relations, including payment of royalties.

3.
The candidates for directors Messrs. Koji Funatsu, Koji Hoshino, and Iwao Aso are candidates to become outside directors as provided for in Article 2, paragraph 3, item 7 of the Ordinance for Enforcement of the Companies Act.

1)
It is requested to elect as an outside director a candidate Mr. Koji Funatsu because he is expected to use his expertise in the IT field, abundant experiences and extensive knowledge as a business owner in the management of the Integrated Holding Company.

2)
It is requested to elect as an outside director a candidate Mr. Koji Hoshino because he is expected to use his abundant experiences and extensive knowledge in the field of development, production and distribution of entertainment contents and objective perspectives as a business owner in the management of the Integrated Holding Company.

3)
It is requested to elect as an outside director a candidate Mr. Iwao Aso because he is expected to use his abundant experiences and extensive knowledge as a business owner in the management of the Integrated Holding Company.

4.
If candidates of outside directors are elected, the Integrated Holding Company schedules to conclude an agreement limiting the liabilities for damages pursuant to Article 427 Paragraph 1 of the Companies Act, with the limited amount of liabilities for damages under the agreement to be the minimum liability amount set forth in laws or regulations.

8.	Matters relating to persons who will become auditors of a wholly-owing parent company established pursuant to the share transfer

		(1)	The number of shares of Dwango they hold
Name	Brief personal history, positions and responsibilities in the Company	(2)	The number of shares of Kadokawa they hold
(Date of birth)	and important concurrent positions in other companies	(3)	The number of shares of the holding company they are allotted

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		(1)	The number of shares of Dwango they hold
Name	Brief personal history, positions and responsibilities in the Company	(2)	The number of shares of Kadokawa they hold
(Date of birth)	and important concurrent positions in other companies	(3)	The number of shares of the holding company they are allotted
	April 1971:	Joined independent auditor Asahi Accounting Firm (present KPMG AZSA LLC)
	March 1974:	Registered as certified public accountant
	May 1987:	Took office as partner of Asahi Accounting Firm
	May 1996:	Took office as representative partner of Asahi Accounting Firm
	April 2009:	Head of the Financial Affairs Division of KADOKAWA
	June 2009:	Director of KADOKAWA	(1)	0 shares
Yasuaki Takayama	July 2009:	Director and General Manager of the Accounting Division, the Financial Affairs Division, the IR/Publicity Division and the Overseas Business Promotion Division of KADOKAWA	(2)	3,700 shares
(October 14, 1948)	October 2009:	Director, General Manager of the Accounting Division, the Overseas Business Promotion Division and Head of the Financial Affairs Division and the IR/Publicity Division of KADOKAWA	(3)	4,321 shares
	April 2010:	Director, General Manager of the Accounting Division and Head of the Financial Affairs Division, the IR/Publicity Division and the Overseas Business Promotion Division of KADOKAWA
	July 2010:	Director and General Manager of the Accounting Division of KADOKAWA
	March 2013:	Statutory Auditor of smiledge Co., Ltd. (present)
	April 2013:	Director and Executive Deputy Manager of the General Management Headquarters of KADOKAWA
	June 2013:	Statutory Auditor of KADOKAWA (present)
	April 1985:	Joined Hattori Seiko Corporation (present SEIKO WATCH CORPORATION)
	November 2001:	Joined SOFTBANK EC HOLDINGS CORP.(present SoftBank BB Corp.)	(1)	0 shares
Masahiko Hatsumoto	October 2004:	Joined MET'S CORPORATION	(2)	0 shares
(February 11,1963)	July 2005:	Joined Nanotex Corporation(present Unipulse Corporation)	(3)	0 shares
	July 2006:	Joined the Company (present)
	April 1973:	Registered as a member of Japan Federation Bar Associations
		(Dai-Ichi Tokyo Bar Association)
	April 1989:	Representative of Seiwa Kyodo Law Office (present Seiwa Meitetsu Law Office)(present)	(1)	0 shares
Akira Watanabe	June 2006:	Director of JAPAN PILE CORPORATION (present)	(2)	1,480 shares
(February 16,1947)	November 2006:	Auditor of FAST RETAILING CO., LTD. (present)	(3)	1,728 shares
	June 2007:	Auditor of KADOKAWA (present)
	June 2007:	Director of MAEDA CORPORATION (present)
	April 2010:	Director of MS&AD Insurance Group Holdings, Inc. (present)

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		(1)	The number of shares of Dwango they hold
Name	Brief personal history, positions and responsibilities in the Company	(2)	The number of shares of Kadokawa they hold
(Date of birth)	and important concurrent positions in other companies	(3)	The number of shares of the holding company they are allotted
	April 1976:	Public prosecutor of Tokyo District Public Procecutor's Office
	March 1977:	Public prosecutor of Yamaguchi District Public Prosecutor's Office
	March 1980	Public prosecutor of Tokyo District Public Prosecutor's Office	(1)	0 shares
Yuichi Suzuki	March 1982:	Appointed a public prosecutor of Nagoya District Public Prosecutor's Office	(2)	0 shares
(September 21,1946)	April 1983:	Registered as an attorney at law of The Japan Federation of Bar Associations (a member of Tokyo Bar Association)	(3)	0 shares
	June 2004:	Auditor of OKAMURA CORPORATION (present)
	December 2004:	Auditor of the Company (present)
	December 2012:	Auditor of GYOSEI Corporation (present)

Notes:	1.
The number of shares of Dwango and the Company they hold is described based on the status of holding as of March 31, 2014. The number of shares of the Holding Company they are allotted is described based on the status of holding and considering the share transfer ratio.

2.
The candidates for auditors Messrs. Akira Watanabe and Yuichi Suzuki are candidates to become outside auditors as provided for in Article 2, paragraph 3, item 8 of the Ordinance for Enforcement of the Companies Act.

1)
It is requested to elect as an outside auditor a candidate Mr. Akira Watanabe because he is expected to use his professional perspectives as a lower in the reinforcement of the audit system. It is considered that he will appropriately perform duties as an outside auditor, in view of his professional knowledge and experiences.

2)
It is requested to elect as an outside auditor a candidate Mr. Yuichi Suzuki because he is expected to use his professional perspectives as a lower in the reinforcement of the audit system. It is considered that he will appropriately perform duties as an outside auditor, in view of his professional knowledge and experiences.

3.
If candidates of outside auditors are elected, the Integrated Holding Company schedules to conclude an agreement limiting the liabilities for damages pursuant to Article 427 Paragraph 1 of the Companies Act, with the limited amount of liabilities for damages under the agreement to be the minimum liability amount set forth in laws or regulations.

9.	Matters relating to a party who will become an accounting auditor of a wholly-owing parent company established pursuant to the share transfer

Name	Deloitte Touche Tohmatsu LLC
Offices	Main office:	Shinagawa Inter City Tower C, 2-15-3 Konan, Minato-ku, Tokyo
	Other offices	29 offices in Japan, Overseas representatives in foreign approximately 40 cities
History	May 1968:	Tohmatsu, Aoki & Co., established
	May 1975:	Became a member of Touche Ross International (presently Deloitte Touche Tohmatsu LLC)
	February 1990:	Renamed to Tohmatsu, Co.
	July 2009:	Renamed to Deloitte Touche Tohmatsu LLC with the transition to a limited

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liability accounting firm
Outline	Capital stock:	813 million yen (as of December 31, 2013)
	The total number of staff:	5,855 (as of March 31, 2014)

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Item 2: Partial Amendments to the Articles of Incorporation

1.	Reason for revision

If Item 1 is approved and the Share Transfer is conducted, shareholders of the Company will become shareholders of Kadokawa Dwango Corporation, the Company’s wholly-owning parent company which will be established on October 1, 2014 (scheduled). As a result, the Company’s shareholders will consist solely of Kadokawa Dwango Corporation.

Accordingly, it will no longer be necessary to set a record date for voting rights at the Ordinary General Meeting of Shareholders. Therefore, the revision consists of deleting rules in Article 12 of the current Articles of Incorporation, and renumbering articles from Article 13 of the current Articles of Incorporation to start from Article 12.

This revision to the Articles of Incorporation will take effect on September 30, 2014, providing that the following conditions are satisfied: 1) Item 1 is approved according to the draft, 2) the Share Transfer Plan approved in Item 1 remains effective until September 29, 2014, and 3) the Share Transfer is not stopped.

2.	Details of revision

Details of the revision are indicated below.

(Portions to be changed are underlined.)

Current Articles of Incorporation	Proposed Revision
(Record Date for Ordinary General Meeting of Shareholders)
Article 12  The record date for voting rights for the Ordinary General Meeting of Shareholders of the Company shall be September 30.

Article 13
　to　　(omitted)
Article 43
(Delete) Article 12 to (Remains unchanged) Article 42
(Reference)

Dividends of surplus (final dividends) for the period ending September 30, 2014 (October 1, 2013 to September 30, 2014) are scheduled to be paid by the Company to registered share pledgees and shareholders listed in the Company’s shareholder register finalized as of September 30, 2014, as stated in Article 41 and Article 42-1 (Article 40 and Article 41-1 of the revised Articles of Incorporation).

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